UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐         Preliminary Proxy Statement
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☐         Soliciting Material Pursuant to §240.14a-12

Nektar Therapeutics

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEKTAR THERAPEUTICS
201 Industrial Road
San Carlos, California 94070

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 29, 2010
AT 2:00 P.M. PACIFIC TIME

Dear Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Nektar Therapeutics, a Delaware corporation. The 2010 Annual Meeting will be held on Tuesday, June 29, 2010, at 2:00 p.m. local time at the Hotel Sofitel – San Francisco Bay, 223 Dolphin Drive, Redwood City, California 94065, for the following purposes:

1.	To elect three directors with terms to expire at the 2013 Annual Meeting of Stockholders.

2.
To approve an amendment to our Employee Stock Purchase Plan, as amended and restated, to increase the aggregate number of shares of common stock available for issuance under the plan by 700,000 shares for a total reserve of 1,500,000 shares.

3.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

4.	To conduct any other business properly brought before the 2010 Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. The record date for the 2010 Annual Meeting is April 30, 2010. Only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the 2010 Annual Meeting or any adjournment thereof.

Your vote is very important. Whether or not you attend the 2010 Annual Meeting in person, it is important that your shares be represented. You may vote your proxy on the Internet, by phone or by mail in accordance with the instructions in the Notice of Availability of Proxy Materials.

On behalf of the Board of Directors, thank you for your participation in this important annual process.

By Order of the Board of Directors

Gil M. Labrucherie
Senior Vice President, General Counsel and
Secretary
San Carlos, California
May 20, 2010

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please vote on the internet, by phone or by mail as instructed in the Notice of Availability of Proxy Materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

NEKTAR THERAPEUTICS
201 Industrial Road
San Carlos, California 94070

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 29, 2010
AT 2:00 P.M. PACIFIC TIME

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING PROCEDURES

Why am I receiving these materials?

We sent you a Notice of Availability of Proxy Materials (the “Notice”) because the board of directors of Nektar Therapeutics (“Nektar,” the “Company,” “we” or “us”) is soliciting your proxy to vote at our 2010 annual meeting of stockholders (the “Annual Meeting”) to be held on June 29, 2010 at 2:00 p.m. local time at the Hotel Sofitel – San Francisco Bay, 223 Dolphin Drive, Redwood City, California 94065. We invite you to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may vote by proxy over the Internet or by phone by following the instructions provided in the Notice or, if you request printed copies of the proxy materials by mail, you may vote by mail.

The Notice was first sent or made available on or about May 20, 2010 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 30, 2010 will be entitled to vote at the Annual Meeting. On this record date, there were 94,058,037 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on April 30, 2010, your shares were registered directly in your name with our transfer agent, BNY Mellon Shareowner Services LLC, then you are a stockholder of record. The Notice will be sent to you by mail directly by us. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote on the Internet or by phone as instructed in the Notice or by proxy by mail by requesting a paper copy of the proxy materials as instructed in the Notice to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on April 30, 2010, your shares were held in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. Effective this year, your brokerage firm, bank or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares.

You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Proposal 1: To elect three directors with terms to expire at the 2013 Annual Meeting of Stockholders.

•
Proposal 2: To approve an amendment to our Employee Stock Purchase Plan, as amended and restated, to increase the aggregate number of shares of common stock available for issuance under the plan by 700,000 shares for a total reserve of 1,500,000 shares.

•	Proposal 3: To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2010.

How are proxy materials distributed?

Under rules adopted by the Securities and Exchange Commission (“SEC”), we are sending the Notice to our stockholders of record and beneficial owners. Stockholders will have the ability to access the proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, on the Internet or to request a printed or electronic set of the proxy materials at no charge. Instructions on how to access the proxy materials over the Internet and how to request a printed copy may be found on the Notice.

In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings on the environment. A stockholder who chooses to receive future proxy materials by email will receive an email prior to next year’s annual meeting with instructions containing a link to those materials and a link to the proxy voting website. A stockholder’s election to receive proxy materials by email will remain in effect until the stockholder terminates it.

How do I vote?

You may either vote “For” all the nominees to the board of directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the Internet or by phone by following the instructions provided in the Notice or, if you request printed copies of the proxy materials by mail, you may vote by mail. If your proxy is properly executed in time to be voted at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the instructions you provide. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

1.	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

2.
To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the 12-digit control number from the Notice and follow the instructions. Your vote must be received by 11:59 p.m., Eastern Time on June 28, 2010 to be counted.

3.
To vote by phone, request a paper or email copy of the proxy materials by following the instructions on the Notice and call the number provided with the proxy materials to transmit your voting instructions. Your vote must be received by 11:59 p.m., Eastern Time on June 28, 2010 to be counted.

4.
To vote by mail, request a paper copy of the proxy materials by following the instructions on the Notice and complete, sign and date the proxy card enclosed with the paper copy of the proxy materials and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice and voting instructions from that organization rather than from us. Simply follow the instructions to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with the Notice, or contact your broker, bank or other agent.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 30, 2010.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. The presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote will constitute a quorum. On the record date, there were 94,058,037 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

What if I return a proxy card but do not make specific choices?

If you are a stockholder of record and you return a proxy card without marking any voting selections, your shares will be voted:

1.	Proposal 1: “For” election of all three nominees for director.

2.	Proposal 2: “For” the increase to the aggregate number of shares of common stock authorized for issuance under the plan.

3.	Proposal 3: “For” the ratification of the audit committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”) and you will need to obtain a proxy form from the organization that holds your shares and follow the instructions included on that form regarding how to instruct the organization to vote your shares. If you do not give instructions to your broker, bank or other agent, it can vote your shares with respect to “discretionary” items but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange, and, in the absence of your voting instructions, your broker, bank or other agent may vote your shares held in street name on such proposals. Non-discretionary items are proposals considered non-routine under the rules of the New York Stock Exchange, and, in the absence of your voting instructions, your broker, bank or other agent may not vote your shares held in street name on such proposals and the shares will be treated as broker non-votes. Proposals 1 and 2 are matters considered non-routine under the applicable rules. If you do not give your broker specific instructions, the broker may not vote your shares on Proposals 1 and 2 and therefore there may be broker non-votes on Proposals 1 and 2. Proposal 3 involves a matter we believe to be routine and thus if you do not give instructions to your broker, the broker may vote your shares in its discretion on Proposal 3 and therefore no broker non-votes are expected to exist in connection with Proposal 3.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will count, with respect to all Proposals, “For” votes and abstentions, with respect to Proposal 1 and Proposal 2, broker non-votes and, with respect to Proposal 2 and Proposal 3, “Against” votes.

Who will serve as inspector of elections?

A representative of Broadridge Financial Solutions, Inc. will serve as the inspector of elections.

How many votes are needed to approve each proposal?

•	For Proposal 1 electing three members of the board of directors, the three nominees receiving the most “For” votes among votes properly cast either in person or by proxy will be elected.

•
For Proposal 2 approving an amendment to our Employee Stock Purchase Plan, as amended and restated, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 700,000 shares for a total of 1,500,000 shares authorized for issuance under the plan, the proposal must receive a “For” vote from the majority of the shares present and cast either in person or by proxy.

•
For Proposal 3 ratifying the audit committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2010, the proposal must receive a “For” vote from the majority of the shares present and cast either in person or by proxy.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to the Notice and the proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. We will not pay our directors and employees any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding the Notice and any other proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares are registered in more than one name or are registered in different accounts. Please vote by proxy according to each Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of three ways:

1.	A duly executed proxy card with a later date or time than the previously submitted proxy;

2.	A written notice that you are revoking your proxy to our Secretary, care of Nektar Therapeutics, at 201 Industrial Road, San Carlos, California 94070; or

3.	A later-dated vote on the Internet or by phone or a ballot cast in person at the Annual Meeting (simply attending the Annual Meeting will not, by itself, revoke your proxy).

When are stockholder proposals due for next year’s Annual Meeting?

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), some stockholder proposals may be eligible for inclusion in our 2011 proxy statement. Any such proposal must be submitted in writing by December 31, 2010, to our Secretary, care of Nektar Therapeutics, 201 Industrial Road, San Carlos, California 94070. If we change the date of our 2011 annual meeting by more than 30 days from the date of the previous year’s annual meeting, the deadline is a reasonable time before we begin to print and send our proxy materials. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Alternatively, under our bylaws, if you wish to submit a proposal that is not to be included in next year’s proxy statement or nominate a director, you must provide specific information to us no earlier than March 31, 2011 and no later than the close of business on April 30, 2011. If we change the date of our 2011 annual meeting by more than 30 days from the date of the previous year’s annual meeting, the deadline is changed to not later than the sixtieth day prior to such annual meeting and no earlier than the close of business on the ninetieth day prior to such annual meeting. In the event we provide less than 70 days’ notice or prior public disclosure of the date of the annual meeting, the stockholder proposal or nomination must be received not later than the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. You are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominees.

A stockholder’s submission must include certain specific information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our common stock. Proposals or nominations not meeting these requirements will not be entertained at any annual meeting.

In relation to stockholder proposals and nominations, in certain instances we may exercise discretionary voting authority under proxies held by the board of directors. For instance, if we do not receive a stockholder proposal by April 30, 2011, we may exercise discretionary voting authority under proxies held by the board of directors on such stockholder proposal. If we change the date of our 2011 annual meeting by more than 30 days from the date of the previous year’s annual meeting, the deadline will change to a reasonable time before we begin to print and send our proxy materials. In addition, even if we are notified of a stockholder proposal within the time requirements discussed above, if the stockholder does not comply with certain requirements of the Exchange Act, we may exercise discretionary voting authority under proxies held by the board of directors on such stockholder proposal if we include advice in our proxy statement on the nature of the matter and how we intend to exercise our discretion to vote on the matter.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address may receive only one copy of the Notice, unless one or more of these stockholders notifies us that they wish to receive individual copies of the Notice and, if requested, other proxy materials. This process potentially means extra convenience for stockholders and cost savings for companies.

If you are a beneficial owner of our common stock, once you receive notice from your broker, bank or other agent that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate Notices or other proxy materials, please notify your broker, bank or other agent, direct your written request to Nektar Therapeutics, Secretary, 201 Industrial Road, San Carlos, California 94070 or contact our Secretary at (650) 631-3100. Stockholders who currently receive multiple copies of the Notice or other proxy materials at their address and would like to request householding of their communications should contact their broker, bank or other agent.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days after the end of the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors is presently comprised of nine (9) directors and is divided into three (3) classes. Each class consists, as nearly as possible, of one third of the total number of directors, and each class has a three (3) year term. There are three (3) current directors in Class III, whose term of office expires in 2010: R. Scott Greer, Christopher A. Kuebler and Lutz Lingnau. Each of the current directors in Class III has been nominated for reelection at the Annual Meeting. Mr. Kuebler was previously elected by the stockholders. Mr. Greer was appointed to a newly created vacancy by the board of directors on February 1, 2010. Mr. Lingnau was appointed to a newly created vacancy by the board of directors on August 27, 2007. Vacancies on the board, including vacancies created by an increase in the number of directors, are filled only by persons elected by a majority of the remaining directors. A director elected by the board to fill a vacancy in a class serves until the earlier of the remainder of the full term of that class, that director’s successor is elected and qualified or their death, resignation or removal.

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted for the election of the three nominees named below, unless the “abstain” voting selection has been marked on the proxy card. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would otherwise be voted for such nominee will be voted for the election of a substitute nominee proposed by the nominating and corporate governance committee and nominated by the board of directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of the nominees will serve until the earlier of the 2013 annual meeting, their successors are elected and qualified or their death, resignation or removal.

The following is a brief biography of each nominee.

R. Scott Greer

R. Scott Greer, age 51, has served as our director since February 2010. Mr. Greer currently serves as Managing Director of Numenor Ventures, LLC, a venture capital firm.  In 1996, Mr. Greer co-founded Abgenix, Inc., a company that specialized in the discovery, development and manufacture of human therapeutic antibodies, and from June 1996 through May 2002, he served as its Chief Executive Officer.  He also served as a director of Abgenix from 1996 and Chairman of the board of directors from 2000 until the acquisition of Abgenix by Amgen, Inc. in April 2006.  Prior to Abgenix’s formation, Mr. Greer held senior management positions at Cell Genesys, Inc., a biotechnology company, initially as Chief Financial Officer and Vice President of Corporate Development and later as Senior Vice President of Corporate Development, and various positions at Genetics Institute, Inc., a biotechnology research and development company.  Mr. Greer served as a member of the board of directors of Sirna Therapeutics, Inc., a biotechnology company, from 2003, and as its Chairman of the board of directors from 2005, through the closing of the acquisition of Sirna by Merck & Co., Inc. in December 2006.  From 2001 to 2005, Mr. Greer served as a member of the board of directors of Illumina, Inc., a provider of integrated systems for the analysis of genetic variation and biological function, and from 2001 to 2004, he served as member of the board of directors of CV Therapeutics, Inc., a biotechnology company.  He currently serves as chairman of the board of directors of Acologix, Inc. and Aliva Biopharmaceuticals, LLC, both private development-stage biotechnology companies, and also serves as a director of BAROnova, Inc., a private clinical-stage medical device company. Mr. Greer received a B.A. in Economics from Whitman College and an M.B.A. degree from Harvard University.  He also is a certified public accountant.

Christopher A. Kuebler

Christopher A. Kuebler, age 56, has served as our director since December 2001. Mr. Kuebler also currently serves on the board of directors of Waters Corporation, an analytical technologies services company. From January 1997 to December 2005, Mr. Kuebler served as Chairman of the Board of Covance Inc., a drug development services company, and from November 1994 to December 2004, served as its Chief Executive Officer. From March 1993 through November 1994, he was the Corporate Vice President, European Operations for Abbott Laboratories, a diversified health care company. From January 1986 until March 1993, Mr. Kuebler served in various commercial positions for Abbott Laboratories’ Pharmaceutical Division and was that Division’s Vice President, Sales and Marketing prior to taking the position of Corporate Vice President, European Operations. Before that, he held positions at Squibb Inc. and Monsanto Health Care. Mr. Kuebler holds a B.S. in Biological Science from Florida State University.

Lutz Lingnau

Lutz Lingnau, age 67, has served as our director since August 2007. Mr. Lingnau retired from Schering AG Group, Germany, in December 2005 as a member of Schering AG’s Executive Board and as Vice Chairman, President and Chief Executive Officer of Schering Berlin, Inc., a United States subsidiary. Prior to his retirement, Mr. Lingnau was responsible for Schering AG’s worldwide specialized therapeutics and dermatology businesses. He joined Schering AG’s business trainee program in 1966. Throughout his career at Schering AG, he served in various capacities and in a number of subsidiaries in South America and the United States, including his roles as President of Berlex Laboratories, Inc., from 1983 to 1985, as the Head of Worldwide Sales and Marketing in the Pharmaceutical Division of Schering AG, from 1985 to 1989, and as Chairman of Berlex Laboratories, Inc. from 1985 to 2005. Mr. Lingnau is currently a member of the Supervisory Board of LANXESS AG, a specialty chemicals company listed on the Frankfurt Stock Exchange.  From December 2006 through September 2009, he served as Chairman of the board of directors of Micropharma Limited, a private biotechnology company, and was a member of the board of directors of Sirna Therapeutics, Inc., a biotechnology company, from February 2006 through the closing of the acquisition of Sirna by Merck & Co., Inc. in December 2006.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO OUR EMPLOYEE STOCK PURCHASE PLAN

In February 1994, our board of directors adopted, and our stockholders subsequently approved, our Employee Stock Purchase Plan (the “Purchase Plan”).  The Purchase Plan was amended and restated in May 2002, and the amended and restated version of the Purchase Plan was approved by our stockholders in June 2002. On March 23, 2010, subject to stockholder approval, our board of directors amended the Purchase Plan to increase the number of shares of common stock available for issuance under the Purchase Plan by an additional 700,000 shares. Our board of directors adopted this amendment in order to ensure that a sufficient reserve of shares of common stock remains available for the grant of purchase rights under the Purchase Plan at levels determined appropriate by the board of directors.

Currently, 800,000 shares of common stock are authorized for issuance under the Purchase Plan.  As of March 31, 2010, 102,113 shares of common stock remain available for future grant under the Purchase Plan.  If stockholders approve the amendment to the Purchase Plan, the maximum number of shares authorized for issuance under the Purchase Plan will increase from 800,000 shares to 1,500,000 shares.  If approved, the additional 700,000 shares would bring the total number of shares currently available for grant under the Purchase Plan to 802,113 shares, which is approximately the original number of shares authorized for issuance under the Purchase Plan.

Stockholders are requested in this Proposal 2 to approve the amendment to the Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and cast on this proposal will be required to approve the amendment to the Purchase Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

The essential features of the Purchase Plan, as amended and restated, are outlined below:

SUMMARY OF PURCHASE PLAN (AS PROPOSED TO BE AMENDED)

The principal terms of the Purchase Plan, as proposed to be amended, are summarized below. The following summary is qualified in its entirety by the full text of the Purchase Plan, in its current form, which has been filed as an exhibit to this Proxy Statement that was filed electronically with the SEC and can be reviewed on the SEC’s website at http://www.sec.gov. You may also obtain, free of charge, a copy of the Purchase Plan by writing to Investor Relations at 201 Industrial Road, San Carlos, California, 94070.

PURPOSE

The purpose of the Purchase Plan is (i) to provide a means by which our employees (and employees of any of our subsidiaries designated by the board of directors to participate in the Purchase Plan) may be given an opportunity to purchase our common stock through payroll deductions, (ii) to assist us in retaining the services of our employees and secure and retain the services of new employees, and (iii) to provide incentives for such persons to exert maximum efforts for our success. All of our employees are eligible to participate in the Purchase Plan.

The rights to purchase common stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

ADMINISTRATION

The board of directors administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it. The board of directors has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any of our subsidiaries will be eligible to participate in the Purchase Plan.

The board of directors has the power, which it has not yet exercised, to delegate administration of the Purchase Plan to a committee composed of not fewer than two members of the board of directors. As used herein with respect to the Purchase Plan, the “board of directors” refers to any committee the board of directors appoints and to the board of directors.

STOCK SUBJECT TO PURCHASE PLAN

Currently, a maximum of 800,000 shares of common stock are authorized for issuance under the Purchase Plan.  If stockholders approve the amendment to the Purchase Plan, the maximum number of shares authorized for issuance under the Purchase Plan will increase from 800,000 shares to 1,500,000 shares (an increase of 700,000 shares). If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under such rights again become available for issuance under the Purchase Plan.

OFFERINGS

The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the board of directors. The maximum length for an offering under the Purchase Plan is twenty-seven months. Currently, under the Purchase Plan, each offering is twenty-four months long and is divided into four shorter "purchase periods" approximately six months long.

ELIGIBILITY

Unless otherwise determined by the board of directors in accordance with the terms of the Purchase Plan, any person who is customarily employed at least twenty hours per week and five months per calendar year by us (or by any of our parent or subsidiary designated by the board of directors) on the first day of an offering is eligible to participate in that offering, provided that such employee has been continuously employed by us or the designated parent or subsidiary corporation for at least six months preceding the first day of the offering. Officers who are “highly compensated” as defined in the Code may be eligible to participate in the Purchase Plan.

However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any parent or subsidiary (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may purchase more than $25,000 worth of common stock (determined at the fair market value of the shares at the time such rights are granted) under all of our employee stock purchase plans and the employee stock purchase plans of any of our parent or subsidiary corporations in any calendar year.

As of March 31, 2010, approximately 269 individuals employed by the Company and participating subsidiaries are eligible to participate in the Purchase Plan.

PARTICIPATION IN THE PURCHASE PLAN

Eligible employees enroll in the Purchase Plan by delivering to us, prior to the date selected by the board of directors for the offering, an agreement authorizing payroll deductions of up to 15% of such employees' total compensation during the offering.

PURCHASE PRICE

The purchase price per share at which shares of common stock are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of common stock on first day of the offering or (ii) 85% of the fair market value of a share of common stock on the applicable purchase dates.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

The purchase price of the shares is accumulated by payroll deductions over the offering. At any time during the offering, a participant may reduce or terminate his or her payroll deductions as the board of directors provides in the offering. A participant may increase or decrease such payroll deductions after the beginning of the offering as the board of directors provides in the offering. Further, in the case of an employee who first becomes eligible to participate as of a date specified during the offering, such employee may make payroll deductions after the beginning of the offering. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with our general funds. A participant may not currently make additional payments into such account.

PURCHASE OF STOCK

Upon execution of an agreement to participate in the Purchase Plan by an employee, shares of common stock are automatically purchased on the employee's behalf under the Purchase Plan. In connection with offerings made under the Purchase Plan, the board of directors specifies a maximum number of shares of common stock an employee may be granted the right to purchase and the maximum aggregate number of shares of common stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of common stock available, the board of directors would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the offering at the applicable price. See "Withdrawal" below.

WITHDRAWAL

While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to us a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering.

Upon any withdrawal from an offering by the employee, we will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of common stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and we will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

Rights granted under the Purchase Plan are not transferable, other than by will or the laws of descent and distribution or by a beneficiary designation by the employee in the event of the employee's death, and may be exercised only by the person to whom such rights are granted.

ADJUSTMENT PROVISIONS

Transactions not involving receipt of consideration by us, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by us, will result in appropriate changes to the type(s), class(es) and number of shares of common stock subject to the Purchase Plan and to outstanding purchase rights. In that event, the Purchase Plan will be appropriately adjusted in the type(s), class(es) and maximum number of shares subject to the Purchase Plan and the outstanding purchase rights granted under the Purchase Plan will be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such purchase rights.

EFFECT OF CERTAIN CORPORATE TRANSACTIONS

In the event of (i) the sale, lease, license or other disposition of all or substantially all of our assets, (ii) the sale or other disposition of at least 90% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property (collectively, “corporate transaction”), any surviving or acquiring corporation may continue or assume rights outstanding under the Purchase Plan or may substitute similar rights. If any surviving or acquiring corporation does not continue or assume such rights or substitute similar rights, then the participants' accumulated payroll deductions will be used to purchase shares of common stock within ten days prior to the corporate transaction under the ongoing offering and the participants' rights under the ongoing offering will terminate immediately after such purchase.

DURATION, AMENDMENT AND TERMINATION

The board of directors may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, the Purchase Plan will terminate at the time that all of the shares of common stock reserved for issuance under the Purchase Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Purchase Plan.

The board of directors may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders if the amendment is necessary for the Purchase Plan to satisfy Section 423 of the Code or other applicable laws and regulations.

Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted.

FEDERAL INCOME TAX INFORMATION

Following is a general summary of the current federal income tax principles applicable to the Purchase Plan. The following summary is not intended to be exhaustive and does not describe state, local or international tax consequences.

The Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Participant contributions to the Purchase Plan are made on an after-tax basis. That is, a participant’s Purchase Plan contributions are deducted from compensation that is taxable to the participant and for which the Company is generally entitled to a tax deduction. Generally, no taxable income is recognized by a participant with respect to either the grant or exercise of his or her Purchase Plan option. The Company will have no tax deduction with respect to either of those events. A participant will generally recognize income (or loss) only upon a sale or disposition of any shares that the participant acquires under the Purchase Plan. The particular tax consequences of a sale of shares acquired under the Purchase Plan depends on whether the participant has held the shares for a “Required Holding Period” before selling or disposing of the shares. The Required Holding Period starts on the date that the participant acquires the shares under the Purchase Plan and ends on the later of (1) two years after the grant date of the offering period in which the participant acquired the shares, or (2) one year after the exercise date on which the participant acquired the shares.

If the participant holds the shares for the Required Holding Period and then sells the shares at a price in excess of the purchase price paid for the shares, the gain on the sale of the shares will be taxed as ordinary income to the participant to the extent of the lesser of (1) the amount by which the fair market value of the shares on the grant date of the offering period in which the participant acquired the shares exceeded the purchase price of the shares (calculated as though the shares had been purchased on the grant date), or (2) the gain on the sale of the shares. Any portion of the participant’s gain on the sale of the shares not taxed as ordinary income will be taxed as long-term capital gain. If the participant holds the shares for the Required Holding Period and then sells the shares at a price less than the purchase price paid for the shares, the loss on the sale will be treated as a long-term capital loss to the participant. The Company will not be entitled to a tax deduction with respect to any shares held by the participant for the Required Holding Period, regardless of whether the shares are eventually sold at a gain or a loss.

The participant has a “Disqualifying Disposition” if the participant disposes of the shares before the participant has held the shares for the Required Holding Period. If the participant sells the shares in a Disqualifying Disposition, the participant will realize ordinary income in an amount equal to the difference between the purchase price paid for the shares and the fair market value of the shares on the exercise date on which the participant acquired the shares, and the Company generally will be entitled to a corresponding tax deduction. In addition, if the participant makes a Disqualifying Disposition of the shares at a price in excess of the fair market value of the shares on the exercise date, the participant will realize capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the exercise date. Alternatively, if the participant makes a Disqualifying Disposition of the shares at a price less than the fair market value of the shares on the Exercise Date, the participant will realize a capital loss in an amount equal to the difference between the fair market value of the shares on the exercise date and the selling price of the shares. The Company will not be entitled to a tax deduction with respect to any capital gain realized by a participant.

SECURITIES UNDERLYING AWARDS

The closing price of a share of the Company’s common stock as of March 31, 2010 was $15.21 per share.

SPECIFIC BENEFITS

The benefits that will be received by or allocated to eligible participants under the Purchase Plan in the future cannot be determined at this time because the amount of contributions set aside to purchase shares of common stock under the Purchase Plan (subject to the limitations discussed above) is entirely within the discretion of each participant. If the amended and restated version of the Purchase Plan had been in effect for the year ended December 31, 2009, we do not expect that the number of shares purchased by participants in the plan during that year would have been materially different than the numbers of shares purchased as set forth in the table below.

As of March 31, 2010, 697,887 shares of our common stock had been purchased under the Purchase Plan.  The following number of shares have been purchased by the persons and groups identified below:

Aggregate Past Purchases Under Purchase Plan

Name and Position	Aggregate Number of Shares Purchased Under the Plan in the Year Ended December 31, 2009	Aggregate Number of Shares Purchased Under the Plan in All Completed Offering Periods

Executive Group:

Howard W. Robin President and Chief Executive Officer	0	0

John Nicholson Senior Vice President, Finance and Chief Financial Officer	0	0

Bharatt M. Chowrira Senior Vice President and Chief Operating Officer	250	250

Gil M. Labrucherie Senior Vice President and General Counsel	0	250

Rinko Ghosh Senior Vice President and Chief Business Officer	0	1,500

Dr. Lorianne K. Masuoka Senior Vice President and Chief Medical Officer	0	0

All Current Executive Officers	250	2,250

Non-Executive Director Group:

R. Scott Greer	0	0

Christopher A. Kuebler	0	0

Lutz Lingnau	0	0

All Non-Executive Directors	0	250

All employees, including all current officers who are not executive officers, as a group:	35,449	671,747

INFORMATION ABOUT OUR EQUITY COMPENSATION PLANS

Securities Authorized for Issuance Under Equity Compensation Plans

We currently maintain 5 equity compensation plans: the 2008 Equity Incentive Plan (“2008 Plan), the 2000 Equity Incentive Plan (“2000 Plan”), the 2000 Non-Officer Equity Incentive Plan (“Non-Officer Plan”), the Purchase Plan and the Non-Employee Directors’ Stock Option Plan (the “Directors Plan”). With the exception of the Non-Officer Plan, these plans have each been approved by our stockholders.

The following table sets forth, for each of our equity compensation plans, the number of shares of common stock subject to outstanding options and restricted stock units, the weighted-average exercise price of outstanding options and the number of shares remaining available for future award grants as of December 31, 2009 (share number in thousands).

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a) (1)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders (2)	8,726	$9.61	10,967
Equity compensation plans not approved by security holders	5,513	$9.17	3,029
Total	14,239	$9.42	13,996

(1)	Does not include options to purchase 31,738 shares we assumed in connection with the acquisition of Shearwater Corporation (with a weighted-average exercise price of $0.03 per share).

(2)	Includes shares of common stock available for future issuance under our ESPP as of December 31, 2009.

Equity Compensation Plans Not Approved by Stockholders

The Non-Officer Plan did not require approval of, and has not been approved by, our stockholders. The organization and compensation committee administers the Non-Officer Plan and determines the exercise or purchase price for any shares of common stock subject to an award, the vesting schedule, if any, applicable to each award, the term of each award and the other terms and conditions of each award, in each case subject to the limitations of the Non-Officer Plan. Awards granted under the Non-Officer Plan generally will expire not more than 8 years after the date of grant.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010, and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since our inception in 1990. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the committee determines that such a change would be in our best interests and our stockholders’ best interest.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and cast on this proposal will be required to ratify the selection of Ernst & Young LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2010, by: (i) each director and nominee for director; (ii) each of our Named Executive Officers; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership **
Beneficial Owner	Number of Shares	Percent of Total
OppenheimerFunds, Inc. and related entities (1)	18,471,554	19.7%
HealthCor Management, L.P. and related entities (2)	9,100,000	9.7%
Blackrock, Inc. and certain subsidiaries (3)	6,313,683	6.7%
Robert B. Chess(4)	797,582	*
R. Scott Greer(5)	45,625	*
Joseph J. Krivulka(6)	122,500	*
Christopher A. Kuebler(7)	175,000	*
Lutz Lingnau(8)	78,533	*
Howard W. Robin(9)	1,253,228	1.3%
Susan Wang(10)	132,375	*
Roy A. Whitfield(11)	210,000	*
Dennis Winger (12)	8,125	*
Bharatt M. Chowrira, Ph.D., J.D.(13)	306,500	*
Gil M. Labrucherie(14)	265,284	*
Dr. Lorianne K. Masuoka(15)	137,812	*
John Nicholson(16)	306,138	*
All executive officers and directors as a group (13 persons)	3,991,530	4.2%

*	Denotes ownership percentage less than 1%.

**
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 93,924,500 shares outstanding on March 31, 2010, adjusted as required by rules promulgated by the SEC.

(1)
Based solely on the Schedule 13G/A (Amendment No. 12) filed with the SEC on February 3, 2010 by OppenheimerFunds, Inc., a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, and Oppenheimer Global Opportunities Fund, an investment company registered under Section 8 of the Investment Company Act of 1940. Oppenheimer Global Opportunities Fund had shared voting and dispositive power with respect to 18,469,454 shares of our common stock. OppenheimerFunds, Inc. had shared voting and dispositive power with respect to 18,471,554 shares of our common stock, including the 18,469,454 shares of common stock beneficially owned by Oppenheimer Global Opportunities Fund. OppenheimerFunds, Inc. disclaims beneficial ownership as an investment adviser pursuant to Rule 13d-4 of the Exchange Act.

(2)
Based solely on the Schedule 13G/A (Amendment No. 3) filed with the SEC on February 12, 2010 by HealthCor Management, L.P. and related entities. Collectively, HealthCor, L.P., Healthcor Offshore Master Fund, L.P. and HealthCor Hybrid Offshore Master Fund, L.P. (each a “Fund” and together, the “Funds”) are the beneficial owners of a total of 9,100,000 shares of our common stock. By virtue of their position as feeder funds, HealthCor Offshore, Ltd. and HealthCor Hybrid Offshore, Ltd. may be deemed beneficial owners of the shares of common stock owned by HealthCor Offshore Master Fund, L.P. and HealthCor Hybrid Offshore Master Fund, L.P., respectively. HealthCor Offshore GP, LLC is the general partner of HealthCor Offshore Master Fund, L.P. Accordingly, HealthCor Offshore GP, LLC may be deemed to beneficially own the shares of common stock that are beneficially owned by HealthCor Offshore Master Fund, L.P. HealthCor Group, LLC is the general partner of HealthCor Offshore GP, LLC and, therefore, may be deemed to beneficially own the shares of common stock that are beneficially owned by HealthCor Offshore Master Fund, L.P. HealthCor Hybrid Offshore GP, LLC is the general partner of HealthCor Hybrid Offshore Master Fund, L.P. Accordingly, HealthCor Hybrid Offshore GP, LLC may be deemed to beneficially own the shares of common stock that are beneficially owned by HealthCor Hybrid Offshore Master Fund, L.P. HealthCor Group, LLC is the general partner of HealthCor Hybrid Offshore GP, LLC and, therefore, may be deemed to beneficially own the shares of common stock that are beneficially owned by HealthCor Hybrid Offshore Master Fund, L.P. By virtue of its position as the investment manager of the Funds, HealthCor Management, L.P. may be deemed a beneficial owner of all the shares of common stock owned by the Funds. HealthCor Associates, LLC is the general partner of HealthCor Management, L.P. and thus may also be deemed to beneficially own the shares of common stock that are beneficially owned by the Funds. HealthCor Group LLC is the general partner of HealthCor Capital, L.P., which is in turn the general partner of HealthCor, L.P. Accordingly, each of HealthCor Capital L.P. and HealthCor Group, LLC may be deemed to beneficially own the shares of common stock that are beneficially owned by HealthCor, L.P. As the Managers of HealthCor Associates, LLC, Arthur Cohen and Joseph Healey exercise both voting and investment power with respect to the shares of common stock reported in the Schedule 13G/A (Amendment No. 3) filed by HealthCor Management, L.P. and related entities, and therefore each may be deemed a beneficial owner of such common stock. Each of the reporting persons disclaims any beneficial ownership of any such shares of our common stock in excess of their actual pecuniary interest therein.

(3)	Based solely on the Schedule 13G/A filed with the SEC on January 29, 2010 by Blackrock, Inc, a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G).

(4)
Includes (i) 537,459 shares issuable upon exercise of options exercisable within 60 days of March 31, 2010, (ii) 4,914 shares issued pursuant to our 401(k) Retirement Plan and (iii) 5,000 shares issuable upon vesting and delivery of restricted stock units.

(5)	Includes 5,600 shares issuable upon exercise of options exercisable within 60 days of March 31, 2010.

(6)	Includes (i) 107,500 shares issuable upon exercise of options exercisable within 60 days of March 31, 2010, and (ii) 5,000 shares issuable upon vesting and delivery of restricted stock units.

(7)	Includes (i) 160,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2010, and (ii) 5,000 shares issuable upon vesting and delivery of restricted stock units.

(8)	Includes (i) 67,083 shares issuable upon exercise of options exercisable within 60 days of March 31, 2010, and (ii) 5,000 shares issuable upon vesting and delivery of restricted stock units.

(9)	Includes 1,243,228 shares issuable upon exercise of options exercisable within 60 days of March 31, 2010.

(10)	Includes (i) 117,375 shares issuable upon exercise of options exercisable within 60 days of March 31, 2010, and (ii) 5,000 shares issuable upon vesting and delivery of restricted stock units.

(11)	Includes (i) 195,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2010, and (ii) 5,000 shares issuable upon vesting and delivery of restricted stock units.

(12)	Includes 8,125 shares issuable upon exercise of options exercisable within 60 days of March 31, 2010.

(13)	Includes 306,250 shares issuable upon exercise of options exercisable within 60 days of March 31, 2010.

(14)
Includes (i) 262,227 shares issuable upon exercise of options exercisable within 60 days of March 31, 2010, (ii) 997 shares issued pursuant to the our 401(k) Retirement Plan, (iii) 250 shares issued pursuant to our Employee Stock Purchase Plan, and (iv) 1,089 shares subject to a restricted stock unit award that vested but are not yet released.

(15)	Includes 137,812 shares issuable upon exercise of options exercisable within 60 days of March 31, 2010.

(16)
Includes (i) 297,394 shares issuable upon exercise of options exercisable within 60 days of March 31, 2010, and (ii) 2,500 shares subject to a restricted stock unit award that vested but has not yet been released.  Includes 1,500 shares and 2,244 shares owned by Mr. Nicholson’s sons, John L. Nicholson and Daniel A. Nicholson, respectively.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of Forms 3, 4 and 5, and any amendments thereto, furnished to us or written representations that no Form 5 was required, we believe that during the fiscal year ended December 31, 2009, all filing requirements applicable to our executive officers and directors under the Exchange Act were met in a timely manner.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We review all relationships and transactions between us and (i) any of our directors or executive officers, (ii) any nominee for election as a director, (iii) any security holder who is known to us to own beneficially or of record more than five percent of our common stock or (iv) any member of the immediate family of any of the foregoing. Our legal staff is primarily responsible for the development and implementation of processes and controls to obtain information with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. In addition, the audit committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related party transaction, the committee considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	any other matters the committee deems appropriate.

Any member of the audit committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting where the audit committee reviews the transaction.

As required under SEC rules, related party transactions that are determined to be directly or indirectly material to us or the related party are disclosed in our proxy statement. Historically, we have not entered into transactions with related parties. During the 2009 fiscal year, there were no relationships or transactions between us and any related party for which disclosure is required under the rules of the SEC.

INFORMATION ABOUT THE BOARD OF DIRECTORS

The following is a brief biography of each current director, including each nominee for reelection at the Annual Meeting to a new term of office and each director whose current term of office continues through the Annual Meeting.

THE BOARD OF DIRECTORS

Directors Continuing in Office Until the 2012 Annual Meeting

Robert B. Chess

Robert B. Chess, age 53, is the Chairman of our board of directors and has served as a director since May 1992.  He is currently the Chairman of OPX Biotechnologies, a private company in the renewable fuels and chemicals field.  From March 2006 until January 2007, Mr. Chess served as our Acting President and Chief Executive Officer, and from April 1999 to January 2007, served as Executive Chairman.  He also served as our Co-Chief Executive Officer from August 1998 to April 2000, as President from December 1991 to August 1998, and as Chief Executive Officer from May 1992 to August 1998. Mr. Chess was previously the co-Founder and President of Penederm, Inc., a publicly-traded dermatological pharmaceutical company that was sold to Mylan Laboratories. He has held management positions at Intel Corporation and Metaphor Computer Systems (now part of IBM), and was a member of the first President Bush’s White House staff as a White House Fellow and Associate Director of the White House Office of Economic and Domestic Policy.  From 1997 until his retirement in 2009, Mr. Chess served on the board of directors of the Biotechnology Industry Organization (BIO).  Mr. Chess served as Chairman of BIO’s Emerging Companies Section  and Co-Chairman of BIO’s Intellectual Property Committee. Mr. Chess was the initial Chairman of Bio Ventures for Global Health and continues to serve on its board.  He also serves on the Board of Trustees of the California Institute of Technology and as a trustee of the Committee for Economic Development where he is co-chairman of its Health Care task force. Mr. Chess also serves as a director of NanOasis, Inc., a private company focused on desalinization technology. He is currently a member of the faculty of the Stanford Graduate School of Business, where he teaches courses in the MBA program on starting technology-based businesses and the healthcare industry.  Mr. Chess received his B.S. degree in Engineering from the California Institute of Technology and an M.B.A. from Harvard.

Susan Wang

Susan Wang, age 59, has served as our director since December 2003. Ms. Wang, who retired from Solectron Corporation in May 2002, served in various management positions there from 1984 to June 2002. Her final position at Solectron, an electronics manufacturing services and supply chain solutions company, was Executive Vice President for Corporate Development and Chief Financial Officer, a position she held from September 2001 to June 2002. Prior to joining Solectron, Ms. Wang held financial and managerial positions with Xerox Corporation and Westvaco Corporation. She began her career with Price Waterhouse & Co. in New York and is a certified public accountant. Ms. Wang is also a director of Altera Corporation, a programmable semiconductor company, Rae Systems Inc., a developer of sensory technology for hazardous materials, and Suntech Power Holdings Co., Ltd., a solar energy company. In addition, Ms. Wang served as a director of Calpine Corporation, an independent power generation company, from 2003 to 2009, and Avanex Corporation, a telecommunications component and sub-systems provider, from 2002 to 2009. Ms. Wang holds an M.B.A. from the University of Connecticut and a B.S. in accounting from the University of Texas.

Roy A. Whitfield

Roy A. Whitfield, age 56, has served as our director since August 2000. He currently serves as a director of Incyte Corporation, a drug discovery and development company, Illumina, Inc., a developer, manufacturer and marketer of integrated systems for analysis of genetic variations and biological functions, and the private companies Sciona, Inc. and Bioseek, Inc. Since February 2008, he has also served as Executive Chairman of the board of directors of Bioseek. Mr. Whitfield is the former Chairman of the Board and Chief Executive Officer of Incyte Corporation, a company he co-founded in 1991. From January 1993 to November 2001, Mr. Whitfield served as its Chief Executive Officer and from November 2001 until June 2003 as its Chairman. From 1984 to 1989, Mr. Whitfield held senior operating and business development positions with Technicon Instruments Corporation, a medical instrumentation company, and its predecessor company, Cooper Biomedical, Inc., a biotechnology and medical diagnostics company. Prior to his work at Technicon, Mr. Whitfield spent seven years with the Boston Consulting Group’s international consulting practice. Mr. Whitfield received a B.S. in mathematics from Oxford University and an M.B.A. from Stanford University.

Directors Continuing in Office Until the 2011 Annual Meeting

Joseph J. Krivulka

Joseph J. Krivulka, age 58, has served as our director since March 2005. Mr. Krivulka is founder and President of Triax Pharmaceuticals, a dermatology products company, a position he has held since November 2004. Mr. Krivulka is also the founder and Chairman of Akrimax Pharmaceuticals, LLC, an emerging branded and contract manufacturing pharmaceutical company. Mr. Krivulka was a co-founder and President of Reliant Pharmaceuticals, LLC, a company that markets pharmaceutical products, from 1999 until 2004. Mr. Krivulka was formerly Chief Executive Officer of Bertek, Inc., a generic pharmaceutical products company that is a subsidiary of Mylan Laboratories Inc., and Corporate Vice President of Mylan Laboratories, a generic pharmaceutical products company. Mr. Krivulka is also a director of Aeolus Pharmaceuticals, Inc., a drug development services company. He holds a B.S. from West Virginia Wesleyan College.

Howard W. Robin

Howard W. Robin, age 57, has served as our President and Chief Executive Officer since January 2007 and has served as a member of our board of directors since February 2007. Mr. Robin served as Chief Executive Officer, President and a director of Sirna Therapeutics, Inc., a biotechnology company, from July 2001 to November 2006 and from January 2001 to June 2001, served as their Chief Operating Officer, President and as director. From 1991 to 2001, Mr. Robin was Corporate Vice President and General Manager at Berlex Laboratories, Inc., a pharmaceutical products company that is a subsidiary of Schering, AG, and from 1987 to 1991 he served as Vice President of Finance and Business Development and Chief Financial Officer. From 1984 to 1987, Mr. Robin was Director of Business Planning and Development at Berlex. He was a Senior Associate with Arthur Andersen & Co. prior to joining Berlex. Mr. Robin is also a director of Acologix, a private biopharmaceutical company. He received his BS in Accounting and Finance from Fairleigh Dickinson University in 1974.

Dennis L. Winger

Dennis L. Winger, age 63, has served as our director since December 2009. Mr. Winger was Senior Vice President and Chief Financial Officer of Applera Corporation, a life sciences company, from 1997 through December 2008. From 1989 to 1997, Mr. Winger served as Senior Vice President, Finance and Administration, and Chief Financial Officer of Chiron Corporation. From 1982 to 1989, Mr. Winger was with The Cooper Companies, Inc., where he held positions of increasing responsibility, including that of Chief Financial Officer. Mr. Winger currently serves on the board of directors of Cephalon, Inc. and Vertex Pharmaceuticals Incorporated, which are both pharmaceutical companies, and Accuray Incorporated, a radiosurgery company. Mr. Winger recently served on the board of directors of Cell Genesys, Inc. until its merger with BioSante Pharmaceuticals in October 2009. Mr. Winger received a B.A. from Siena College and an M.B.A. from the Columbia University Graduate School of Business.

Current Directors Nominated for Reelection to Serve Until the 2013 Annual Meeting

R. Scott Greer

R. Scott Greer, age 51, has served as our director since February 2010. Mr. Greer currently serves as Managing Director of Numenor Ventures, LLC, a venture capital firm.  In 1996, Mr. Greer co-founded Abgenix, Inc., a company that specialized in the discovery, development and manufacture of human therapeutic antibodies, and from June 1996 through May 2002, he served as its Chief Executive Officer.  He also served as a director of Abgenix from 1996 and Chairman of the board of directors from 2000 until the acquisition of Abgenix by Amgen, Inc. in April 2006.  Prior to Abgenix’s formation, Mr. Greer held senior management positions at Cell Genesys, Inc., a biotechnology company, initially as Chief Financial Officer and Vice President of Corporate Development and later as Senior Vice President of Corporate Development, and various positions at Genetics Institute, Inc., a biotechnology research and development company.  Mr. Greer served as a member of the board of directors of Sirna Therapeutics, Inc., a biotechnology company, from 2003, and as its Chairman of the board of directors from 2005, through the closing of the acquisition of Sirna by Merck & Co., Inc. in December 2006.  From 2001 to 2005, Mr. Greer served as a member of the board of directors of Illumina, Inc., a provider of integrated systems for the analysis of genetic variation and biological function, and from 2001 to 2004, he served as member of the board of directors of CV Therapeutics, Inc., a biotechnology company.  He currently serves as chairman of the board of directors of Acologix, Inc. and Aliva Biopharmaceuticals, LLC, both private development-stage biotechnology companies, and also serves as a director of BAROnova, Inc., a private clinical-stage medical device company. Mr. Greer received a B.A. in Economics from Whitman College and an M.B.A. degree from Harvard University.  He also is a certified public accountant.

Christopher A. Kuebler

Christopher A. Kuebler, age 56, has served as our director since December 2001. Mr. Kuebler also currently serves on the board of directors of Waters Corporation, an analytical technologies services company. From January 1997 to December 2005, Mr. Kuebler served as Chairman of the Board of Covance Inc., a drug development services company, and from November 1994 to December 2004, served as its Chief Executive Officer. From March 1993 through November 1994, he was the Corporate Vice President, European Operations for Abbott Laboratories, a diversified health care company. From January 1986 until March 1993, Mr. Kuebler served in various commercial positions for Abbott Laboratories’ Pharmaceutical Division and was that Division’s Vice President, Sales and Marketing prior to taking the position of Corporate Vice President, European Operations. Before that, he held positions at Squibb Inc. and Monsanto Health Care. Mr. Kuebler holds a B.S. in Biological Science from Florida State University.

Lutz Lingnau

Lutz Lingnau, age 67, has served as our director since August 2007. Mr. Lingnau retired from Schering AG Group, Germany, in December 2005 as a member of Schering AG’s Executive Board and as Vice Chairman, President and Chief Executive Officer of Schering Berlin, Inc., a United States subsidiary. Prior to his retirement, Mr. Lingnau was responsible for Schering AG’s worldwide specialized therapeutics and dermatology businesses. He joined Schering AG’s business trainee program in 1966. Throughout his career at Schering AG, he served in various capacities and in a number of subsidiaries in South America and the United States, including his roles as President of Berlex Laboratories, Inc., from 1983 to 1985, as the Head of Worldwide Sales and Marketing in the Pharmaceutical Division of Schering AG, from 1985 to 1989, and as Chairman of Berlex Laboratories, Inc. from 1985 to 2005. Mr. Lingnau is currently a member of the Supervisory Board of LANXESS AG, a specialty chemicals company listed on the Frankfurt Stock Exchange.  From December 2006 through September 2009, he served as Chairman of the board of directors of Micropharma Limited, a private biotechnology company, and was a member of the board of directors of Sirna Therapeutics, Inc., a biotechnology company, from February 2006 through the closing of the acquisition of Sirna by Merck & Co., Inc. in December 2006.

Meetings of the Board of Directors

The board of directors met eight (8) times during the 2009 fiscal year. Each board member attended 75% or more of the aggregate of the meetings of the board and of the committees on which he or she served held during the period of the 2009 fiscal year for which he or she was a director or committee member, as applicable, except that Susan Wang attended only two of the three meetings of the nominating and corporate governance committee held during 2009. All of our directors then serving on our board attended our 2009 annual meeting.

Corporate Governance

The board of directors has documented our governance practices in our Corporate Governance Policy Statement to assure that the board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Policy Statement sets forth certain practices the board will follow with respect to board composition, board committees, board nomination, director qualifications and evaluation of the board and committees. The Corporate Governance Policy Statement, as well as the charters for each committee of the board, may be viewed at www.nektar.com.

Board Leadership Structure

The positions of Chief Executive Officer and Chairman of the board of directors are currently held by Howard W. Robin and Robert B. Chess, respectively. The board of directors believes that having a separate chairman provides a more effective channel for the board of directors to express its views on management, by enhancing the board’s oversight of, and independence from, management, and allows the Chief Executive Officer to focus more on the operations of the Company.

Risk Oversight

The board of directors monitors and assesses key business risks directly through deliberations of the board of directors and also by way of delegation of certain risk oversight functions to be performed by committees of the board of directors.  The board of directors regularly reviews and assesses, among other matters, the following important areas that present both opportunities and risk to the company’s business:

•	Review and approval of the company’s annual operating and capital spending plan and review of management’s updates as to the progress against plan and any related risks and uncertainties.

•
Periodic consideration of the balance of risk and opportunities presented by the company’s medium to long-term strategic plan and the potential implications of success and failure in one or more of the company’s key drug development programs.

•	Regular consideration of the risks and uncertainties presented by alternative clinical development strategies.

•
Regular review of the progress and results of the company’s clinical development programs and early research efforts including but not limited to the strengths, weaknesses, opportunities and threats for the these programs.

•	Periodic review and oversight of material outstanding litigation or threatened litigation.

•	Review and approval of material collaboration partnerships for the further development and commercial exploitation of the company’s proprietary drug development programs and technologies.

•	Regular review and approval of the annual corporate goals and an assessment of the company’s level of achievement against these established goals.

•	Regular review of the company’s financial position relative to the risk and opportunities for the company’s business.

•	Periodic review of the company’s intellectual property estate.

•	Periodic review and assessment of CEO succession planning.

The discussion above of risk oversight matters reviewed by the board of directors is intended to be illustrative only and not a complete list of all important matters reviewed and considered by the board of directors in providing oversight and direction for the Company’s senior management and business.

The risk oversight function of the board of directors is also administered through various board committees.  The audit committee oversees the management of financial, accounting, internal controls, disclosure controls and the engagement arrangement and regular oversight of the independent auditors.  The audit committee also periodically reviews the Company’s investment policy for its cash reserves, corporate insurance policies, information technology infrastructure and general fraud monitoring practices and procedures, including the maintenance and monitoring of a whistleblower hotline and the segregation of duties and access controls across various functions.  To assist the audit committee in its risk management oversight function, the internal auditor has a direct reporting relationship to the audit committee.  The Company’s internal audit function is focused on internal control monitoring and activities in support of the audit committee’s risk oversight function.

The organization and compensation committee is responsible for the design and oversight of the Company’s compensation programs.  As discussed below, this committee has recently considered whether the Company’s compensation policies and practices create risks that could have a material adverse impact on the Company’s business.  The organization and compensation committee also regularly reviews and reports to the board of directors on contingency succession planning for the Chief Executive Officer and certain other select senior management positions.

The nominating and corporate governance committee periodically reviews the Company’s corporate governance practices, including certain risks that those practices are intended to address.  This committee periodically reviews the composition of the board of directors to help ensure that a diversity of skills and experiences is represented by the members of the board of directors taking into account the stage of growth of the Company and its strategic direction.

In carrying out their risk oversight functions, the board of directors and its committees routinely request and review management updates, reports from the independent auditors and legal and regulatory advice from outside experts, as appropriate, to assist in discerning and managing important risks that may be faced by the Company.  The board of directors is committed to continuing to ensure and evolve its risk oversight practices as appropriate given the stage of the Company’s evolution as a drug development Company and the fast-paced changes in the biopharmaceutical industry.

Independence of the Board of Directors

As required under the NASDAQ Global Select Market listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our board consults with counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards, as in effect from time to time.

Consistent with these standards, after review of all relevant transactions (if any) or relationships between each director, or any of his or her family members, and us, our senior management and our independent registered public accounting firm, the board has affirmatively determined that all of our directors are independent directors within the meaning of the applicable NASDAQ listing standards, except for Mr. Robin, our President and Chief Executive Officer.

As required under applicable NASDAQ listing standards, in the 2009 fiscal year, our independent directors met four times in regularly scheduled executive sessions at which only independent directors were present.  The independent directors regularly rotate responsibility for presiding over the executive sessions such that no single independent director presides over more than one executive session per year.

Information Regarding the Committees of the Board of Directors

The board has three committees: an audit committee, an organization and compensation committee and a nominating and corporate governance committee. The following table provides membership and meeting information for the 2009 fiscal year for each of the board committees:

Name	Audit	Organization and Compensation	Nominating and Corporate Governance
Mr. Michael A. Brown (1)		X
Mr. Robert B. Chess
Mr. Hoyoung Huh (2)
Mr. Christopher A. Kuebler		X(3)	X
Mr. Joseph J. Krivulka	X	X
Mr. Irwin Lerner (4)	X		X
Mr. Lutz Lingnau		X
Mr. Howard W. Robin
Ms. Susan Wang	X(3)		X(5)
Mr. Roy A. Whitfield	X		X(3)
Mr. Dennis L. Winger(6)
Total meetings in the 2009 fiscal year	7	6	3

(1)	Mr. Brown resigned as a member of the board of directors on December 8, 2009.
(2)	Mr. Huh’s term expired at the 2009 Annual Meeting of Stockholders on June 8, 2009.
(3)	Committee Chairperson. With respect to Mr. Kuebler, he was appointed the chair of the organization and compensation committee on March 31, 2009.
(4)	Mr. Lerner resigned as a member of the board of directors on January 23, 2009.
(5)	Ms. Wang was appointed to the nominating and corporate governance committee on March 31, 2009.
(6)	Mr. Winger was appointed as a member of the board of directors on December 8, 2009.

Below is a description of each committee of the board of directors. The board of directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to us.

Audit Committee

The audit committee of the board of directors oversees our corporate accounting and financial reporting process. For this purpose, the audit committee performs several functions. The audit committee:

•	evaluates the performance of and assesses the qualifications of our independent registered public accounting firm;

•	determines whether to retain or terminate our independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm;

•	establishes guidelines and procedures with respect to the rotation of audit partners and other senior personnel engaged in providing audit services;

•
reviews and approves the retention of the independent registered public accounting firm for any permissible non-audit services and, at least annually, discusses with our independent registered public accounting firm, and reviews, that firm’s independence;

•
reviews with the independent registered public accounting firm any management or internal control letter issued or, to the extent practicable, proposed to be issued by the independent registered public accounting firm and management’s response;

•	reviews with management and the independent registered public accounting firm the scope, adequacy and effectiveness of our financial reporting controls;

•
establishes and maintains procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	investigates and resolves any disagreements between our management and the independent registered public accounting firm regarding our financial reporting, accounting practices or accounting policies;

•	meets with senior management and the independent registered public accounting firm in separate executive sessions;

•	reviews the financial statements to be included in our quarterly reports on Form 10-Q and our annual report on Form 10-K; and

•
discusses with management and the independent registered public accounting firm the results of the independent registered public accounting firm’s review of our quarterly financial statements and the results of our annual audit and the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports.

The audit committee has the authority to retain special legal, accounting or other professional advisors to advise the committee as it deems necessary, at our expense, to carry out its duties and to determine the compensation of any such advisors.

Three directors comprised the audit committee at the end of the 2009 fiscal year: Ms. Wang, who chairs the committee, and Messrs. Krivulka and Whitfield. On January 23, 2009, Mr. Lerner resigned as a member of the board of directors. On March 23, 2010, the board of directors appointed Mr. Winger as a member of the audit committee, bringing the total number of directors comprising the audit committee to four.  The board of directors annually reviews the NASDAQ listing standards definition of independence for audit committee members and has determined that all members of our audit committee are independent. The board of directors has determined that Ms. Wang qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The board of directors made a qualitative assessment of Ms. Wang’s level of knowledge and experience based on a number of factors, including her formal education and experience as a chief financial officer of a public reporting company. In addition to our audit committee, Ms. Wang also serves on the audit committees of Altera Corporation, Rae Systems, Inc., and Suntech Power Holdings Co., Ltd. The board of directors does not believe that such simultaneous service impairs Ms. Wang’s ability to effectively serve on our audit committee and as the chairwoman of such committee. The audit committee has adopted a written audit committee charter that is available on our corporate website at www.nektar.com.

Organization and Compensation Committee

The organization and compensation committee of the board of directors administers the variable compensation programs and reviews management’s recommendations for organization structure and development of the Company. Additionally, the organization and compensation committee also reviews management’s recommendations for both the type and level of cash and equity-based compensation for officers, employees and consultants of the Company, and recommends certain compensation actions to the board of directors for review and approval. The organization and compensation committee:

•	reviews and approves the structure and guidelines for various incentive compensation and benefit plans;

•
grants stock awards under the various equity incentive compensation and benefit plans and delegates certain administrative authority to an option grant subcommittee comprised of management representatives;

•
recommends to the independent members of the board of directors the compensation for the President and Chief Executive Officer, including, but not limited to, annual salary, bonus, equity compensation and benefits;

•
approves the compensation for the executive officers of the Company (other than the Chief Executive Officer) and those vice-president level employees that report directly to the Chief Executive Officer, including, but not limited to, annual salary, bonus, equity compensation and other  benefits;

•	recommends the compensation levels for the members of the board of directors who are non-employee directors for approval by the independent members of the board of directors;

•
reviews the operation of the Company’s executive compensation programs to determine whether they remain supportive of the Company’s business objectives and are competitive relative to comparable companies and to establish and periodically review policies for the administration of executive compensation programs;

•	oversees the preparation of the Compensation Committee report to be included in the Company’s annual proxy statement;

•	reviews management recommendations on organization structure and development, including succession planning; and

•	reviews performance of the executive officers and vice-president level employees that report directly to the Chief Executive Officer.

The organization and compensation committee’s charter permits it to rely on members of management when appropriate in performing its duties. The organization and compensation committee takes into account our President and Chief Executive Officer’s recommendations regarding the compensatory arrangements for our executive officers, although our President and Chief Executive Officer does not participate in the deliberations or determinations of his own compensation. In particular, the organization and compensation committee considered our President and Chief Executive Officer’s recommendations regarding the appropriate increase in annual base compensation, award of annual performance-based bonus compensation and the number of stock options granted to our executive officers.  While the organization and compensation committee appreciates the input and expertise of management, it does ensure that an executive session where no management is present is on the agenda for every committee meeting.  The organization and compensation committee’s charter gives the committee the sole authority to retain independent counsel, compensation and benefits consultants or other outside experts or advisors that it believes to be necessary or appropriate. During 2009, the organization and compensation committee retained Frederic W. Cook & Co. (“FW Cook”), a national executive compensation consulting firm that performs compensation benchmarking, analysis and design services.  FW Cook was engaged by the organization and compensation committee in 2009 to assist in the development of our peer group of companies for compensation comparison purposes, to provide certain aggregate equity compensation analysis related to run-rate and potential dilution, to provide regulatory, legislative updates and market trend analysis, and to provide recommendations and advice on the structure, elements and amounts of compensation provided to our non-employee directors.  FW Cook does not provide any other services to us other than the executive and director compensation services it performs at the request of the organization and compensation committee.

Four directors comprised the organization and compensation committee at the beginning of 2009: Mr. Brown, who chaired the committee, and Messrs. Kuebler, Krivulka and Lingnau. On March 31, 2009, Mr. Kuebler was appointed as the chair of the organization and compensation committee. On December 8, 2009, Mr. Brown resigned from the board of directors. On March 23, 2010, the board of directors appointed Mr. Greer to the organization and compensation committee, bringing the total number of directors comprising the organization and compensation committee to four. The board of directors annually reviews the NASDAQ listing standards definition of independence for organization and compensation committee members and has determined that all members of our organization and compensation committee are independent. The organization and compensation committee charter can be found on our corporate website at www.nektar.com.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee:

•	evaluates board composition and performance;

•	identifies, reviews and recommends for the board’s selection candidates to serve as directors;

•	reviews the adequacy of and compliance with our Code of Business Conduct and Ethics;

•	administers and oversees all aspects of our corporate governance functions on behalf of the board; and

•	monitors regulatory and legislative developments in corporate governance, as well as trends in corporate governance practices, and makes recommendations to the board regarding the same.

The nominating and corporate governance committee believes that candidates for director should possess the highest personal and professional ethics, integrity and values, be committed to represent our long-term interests and those of our stockholders, possess diverse experience at policy-making levels in business, science and technology, possess key personal characteristics such as strategic thinking, objectivity, independent judgment, intellect and the courage to speak out and actively participate in meetings, as well as have sufficient time to carry out the duties and responsibilities of a board member effectively.

Three directors comprised the nominating and corporate governance committee at the end of the 2009 fiscal year: Mr. Whitfield, who chaired the committee, Mr. Kuebler and Ms. Wang.  On March 23, 2010, the board of directors appointed Mr. Chess as a member of the nominating and corporate governance committee and chair of this committee, bringing the total number of directors comprising the nominating and corporate governance committee to four.  The board of directors annually reviews the NASDAQ listing standards definition of independence for nominating and corporate governance committee members and has determined that all members of our nominating and corporate governance committee are independent.

The current members of our board of directors represents a desirable mix of backgrounds, skills and experiences, and are all believed to share the key personal characteristics described above.  Below are some of the specific experiences and skills of our directors.

Robert B. Chess

Mr. Chess is our Chairman and former President and Chief Executive Officer and has a deep understanding of our business. Having founded and led private and public companies, Mr. Chess has strong experience leading growing companies in our industry. Due to his long association with the Company as a co-founder, director and senior executive leader at various times, he possesses significant knowledge and perspective on the history and development of the Company. Mr. Chess is a prominent participant in our industry, was a long-time member of the board of our industry association, and is on the board of trustees and faculty of leading academic institutions.

Susan Wang

Ms. Wang has a strong financial and business background as a senior executive of Solectron Corporation, an electronics manufacturing services and supply chain solutions company. She is an audit committee financial expert as a result of her prior experience as chief financial officer of Solectron, has extensive experience on the audit committees of other U.S. public companies, and is a certified public accountant.  Ms. Wang has extensive corporate governance experience through service on other public company boards.

Roy A. Whitfield

Mr. Whitfield has a strong strategy development and leadership background in the biotechnology and medical industries. He is a former strategy consultant from a major consulting firm, was the founder and chief executive officer of a public biotechnology company, and has held executive positions in various segments of the health care industry. He has extensive corporate governance experience through his service on other public company boards in the pharmaceutical and life sciences industries.

Joseph J. Krivulka

Mr. Krivulka has a strong operational and leadership record in the pharmaceutical industry with strong expertise in product evaluation, development, and marketing.  Mr. Krivulka has founded and served as chief executive officer of several pharmaceutical companies and is currently the President of Triax Pharmaceuticals.

Howard W. Robin

Mr. Robin is our President and Chief Executive Officer. Mr. Robin has over 25 years of experience in the pharmaceutical and biotechnology industries in a variety of roles of increasing responsibility and, prior to becoming our Chief Executive Officer, was the chief executive officer and president and a director of Sima Therapeutics, a development stage biotechnology company. The board of directors has determined that Mr. Robin’s position as President and Chief Executive Officer provides him with important insight into the Company’s opportunities, risks, strengths and weaknesses, as well as its organizational and operational capabilities, which is valuable to the board of directors in making strategic decisions and performing its oversight responsibilities.

Dennis L. Winger

Mr. Winger has a strong operational and finance background with over 20 years of experience as a financial and administrative senior executive in the life sciences and pharmaceutical industries. Most recently, he was chief financial officer of Applera Corporation, a life sciences company, and prior to that was a senior financial and administrative executive at Chiron Corporation, a biotechnology company, for 8 years. Mr. Winger has corporate governance and audit committee experience through service on other public company boards in the pharmaceutical and life sciences industries.

R. Scott Greer

Mr. Greer has a proven track record as an entrepreneur and senior executive with extensive experience in the biotechnology industry, most recently with Abgenix, Inc., until its acquisition by Amgen, Inc. in 2006. Mr. Greer has held senior executive and finance positions at other companies in our industry and currently serves as a director of several other companies in the biopharmaceutical and medical device industries. He possesses strong expertise in biotech industry strategy, business models, and finance and has served on compensation and audit committees.

Christopher A. Kuebler

Mr. Kuebler is a former chief executive officer of Covance Inc., a drug development services company. Prior to that, he had diverse management experience in positions of increasing responsibility with Abbott Laboratories and other large health care companies. As a result of his experiences, Mr. Kuebler possesses valuable knowledge and insight regarding both the development and commercial aspects of the biopharmaceutical industry as well as leadership experience in running a significant public company.

Lutz Lingnau

Mr. Lingnau has a strong management background in the pharmaceutical industry as a senior executive and member of the executive board of Schering AG Group. He has international sales and operations experience as former head of worldwide sales and marketing in the pharmaceutical division of Schering, and in operational roles in South America and the U.S., and also as a member of the supervisory board of a German specialty chemicals company.

Candidates for director nominees are reviewed in the context of the current composition of the board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the committee considers diversity, age, skills and such other factors as it deems appropriate given our current needs and those of our board to maintain a balance of knowledge, experience and capability. The nominating and corporate governance committee also periodically reviews the overall effectiveness of the board, including board attendance, level of participation, quality of performance, self-assessment reviews and any relationships or transactions that might impair director independence. In the case of new director candidates, the nominating and corporate governance committee also determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board. The nominating and corporate governance committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the board by majority vote. We have paid fees to third party search firms in the past to assist in our process of identifying or evaluating director candidates.

The nominating and corporate governance committee of our board of directors will consider for nomination any qualified director candidates recommended by our stockholders. Any stockholder who wishes to recommend a director candidate is directed to submit in writing the candidate’s name, biographical information and relevant qualifications to our Secretary at our principal executive offices. All written submissions received from our stockholders will be reviewed by the nominating and corporate governance committee at the next appropriate meeting. The nominating and corporate governance committee will evaluate any suggested director candidates received from our stockholders in the same manner as recommendations received from management, committee members or members of our board.

Three directors comprised the nominating and corporate governance committee at the end of the 2009 fiscal year: Mr. Whitfield, who chairs the committee, and Mr. Kuebler and Ms. Wang. On January 23, 2009, Mr. Lerner resigned as a member of the board of directors and, on March 31, 2009, Ms. Wang was appointed by the board of directors to serve on the nominating and corporate governance committee. The board of directors annually reviews the NASDAQ listing standards definition of independence for nominating and corporate governance committee members and has determined that all members of our nominating and corporate governance committee are independent. Our nominating and corporate governance committee charter can be found on our corporate website at www.nektar.com.

Stockholder Communications with the Board of Directors

The board of directors will consider any written or electronic communication from our stockholders to the board, a committee of the board or any individual director. Any stockholder who wishes to communicate to the board of directors, a committee of the board or any individual director should submit written or electronic communications to our Secretary at our principal executive offices, which shall include contact information for such stockholder. All communications from stockholders received shall be forwarded by our Secretary to the board of directors, a committee of the board or an individual director, as appropriate, on a periodic basis, but in any event no later than the board of director’s next scheduled meeting. The board of directors, a committee of the board, or individual directors, as appropriate, will consider and review carefully any communications from stockholders forwarded by our Secretary.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The code of business conduct and ethics is available on our website at www.nektar.com. Amendments to, and waivers from, the code of business conduct and ethics that apply to any director, executive officer or persons performing similar functions will be disclosed at the website address provided above and, to the extent required by applicable regulations, on a Current Report on Form 8-K filed with the SEC.

Organization and Compensation Committee Interlocks and Insider Participation

The organization and compensation committee consisted of three independent directors at the end of 2009: Messrs. Kuebler, Krivulka and Lingnau. No director who served on the organization and compensation committee in 2009 was, or has been, an officer or employee of us, nor has any director had any relationships requiring disclosure under the SEC rules regarding certain relationships and related-party transactions. None of our executive officers served on the board of directors or the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on our board of directors or organization and compensation committee.

Director Compensation Table

Each of our non-employee directors participates in our Amended and Restated Compensation Plan for Non-Employee Directors (the “Director Plan”). Only our non-employee directors are eligible to participate in the Director Plan. The following table shows, for the fiscal year ended December 31, 2009, compensation awarded or paid to our non-employee directors during the fiscal year ended December 31, 2009.

Name(1) (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(2) (c)	Option Awards ($)(3) (d)	Total ($) (h)
Michael A. Brown	47,688	41,800	41,301	130,789
Robert B. Chess	66,000	41,800	41,301	149,101
Dr. Hoyoung Huh	22,500	—	—	22,500
Joseph J. Krivulka	60,500	41,800	41,301	143,601
Christopher A. Kuebler	58,250	41,800	41,301	141,351
Irwin Lerner	8,250	—	—	8,250
Lutz Lingnau	50,000	41,800	41,301	133,101
Susan Wang	60,000	41,800	41,301	143,101
Roy A. Whitfield	58,750	41,800	41,301	141,851
Dennis L. Winger	3,563	—	—	3,563

(1)
Mr. Robin, our President and Chief Executive Officer, is not included in this table as he was an employee of us in 2009 and thus received no compensation for his services in his capacity as a director.  On January 23, 2009, Mr. Lerner resigned as a member of the board of directors.  On June 8, 2009, Dr. Huh’s term of service as a member of the board of directors expired.  On December 8, 2009, Mr. Brown resigned as a member of the board of directors and Mr. Winger was appointed to the board of directors.

(2)
Amounts reported represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 (formerly SFAS No. 123R), which excludes the effects of estimated forfeitures.  For a complete description of the assumptions made in determining the valuation, please refer to Note 14 (Stock-Based Compensation) to our audited financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2009.  The grant date fair value of the restricted stock units awarded to each of our non-employee directors in 2009 is 41,800. As of December 31, 2009, each of our non-employee directors has the following number of outstanding restricted stock unit awards that were granted in respect of their services as directors: Michael A. Brown: 833; Robert B. Chess: 5,000; Joseph J. Krivulka: 5,000; Christopher Kuebler: 5,000; Lutz Lingnau: 5,000; Susan Wang: 5,000; and Roy A. Whitfield: 5,000.  Dr. Hoyoung Huh and Irwin Lerner were not granted restricted stock units in 2009; as of December 31, 2009 the number of outstanding restricted stock unit awards outstanding for Dr. Huh and Mr. Lerner was 2,900 and 0, respectively ..

(3)
Amounts reported represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 (formerly SFAS No. 123R), which excludes the effects of estimated forfeitures. For a complete description of the assumptions made in determining the valuation, please refer to Note 14 (Stock-Based Compensation) to our audited financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2009.  The grant date fair value of the stock options awarded to each of our non-employee directors in 2009 is 41,301. As of December 31, 2009, each of our non-employee directors has the following number of outstanding stock option awards that were granted in respect of their services as directors: Michael A. Brown: 2,500; Robert B. Chess: 15,000; Joseph J. Krivulka: 15,000; Christopher A. Kuebler: 15,000; Lutz Lingnau: 15,000; Susan Wang: 15,000; and Roy A. Whitfield: 15,000.  Hoyoung Huh and Irwin Lerner were not granted stock options in 2009; as of December 31, 2009 the number of outstanding stock option awards for Dr. Huh and Mr. Lerner was 33,333 and 143,750, respectively.

Under the Director Plan, each non-employee director is eligible to receive an annual retainer of $25,000 for serving on the board of directors, an annual retainer of $25,000 for serving as the chair or lead director of the board of directors, an annual retainer of $7,500 ($20,000 beginning on January 1, 2010) for serving as chair of the audit committee, an annual retainer of $15,000 for serving as chair of the organization and compensation committee, an annual retainer of $10,000 for serving as chair of the nominating and corporate governance committee, and an annual retainer of $5,000 for serving as chair of any other committee. In addition, each non-employee director is entitled to $2,000 for each board meeting he or she attends and $1,000 for each in-person board meeting he or she attends by telephone. Each non-employee director is also entitled to $1,500 for each committee meeting he or she attends and $750 for each in-person committee meeting he or she attends by telephone.   Beginning on January 1, 2010, each non-employee director is eligible to receive an annual retainer of $15,000 for serving as chair of the compensation and organization committee, and an annual retainer of $10,000 for serving as chair of the nominating and governance committee (instead of the $5,000 annual retainer payable previously).

In September of each year, each non-employee director is eligible to be awarded an equity award consisting of either all stock options or a combination of stock options and restricted stock units. These equity awards vest over a period of one year and will have a total value determined annually by the board of directors. Upon initial appointment to the board of directors, each non-employee director is eligible to receive an equity award consisting of either all stock options or a combination of stock options and restricted stock units. Initial appointment equity awards vest over a period of three years from the date of appointment and will be at a level based on 150% of the annual equity awards. The exercise price of stock options granted is equal to 100% of the fair market value of the Company’s common stock on the grant date. Following completion of a non-employee director’s service on the board of directors, his or her stock options will remain exercisable for a period of eighteen months. The term of stock options granted to non-employee directors is eight years. In the event of a change of control, the vesting of each option or restricted stock unit award held by each non-employee director will accelerate in full as of the closing of such transaction.  Effective as of January 1, 2010, the Director Plan includes ownership guidelines for non-employee directors, stating that each non-employee director should own at least 9,000 shares of the Company’s common stock within five years of adoption of the guidelines (January 1, 2015) or first appointment to the board of directors.

INFORMATION ABOUT THE EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Discussion and Analysis is designed to provide stockholders with an understanding of our executive compensation philosophy and decision making process. It discusses the principles underlying the structure of the compensation arrangements for our Chief Executive Officer, our Chief Financial Officer, and our other three most highly compensated executive officers who were serving as executive officers on December 31, 2009 (the “Named Executive Officers”).

Our current compensation programs for the Named Executive Officers are determined and approved by the organization and compensation committee, although the full board of directors approves the compensation for our President and Chief Executive Officer based on the recommendation of the organization and compensation committee. None of the Named Executive Officers are members of the organization and compensation committee. As described in more detail above under the caption “Information About the Board of Directors—Organization and Compensation Committee,” the organization and compensation committee takes into account our President and Chief Executive Officer’s recommendations regarding the compensatory arrangements for our executive officers, although our President and Chief Executive Officer does not participate in the deliberations or determinations of his own compensation. For example, during 2009, the organization and compensation committee considered the President and Chief Executive Officer’s recommendations regarding the appropriate increase in annual base compensation, award of annual performance-based bonus compensation, and the number of stock options to be granted to our executive officers. The other Named Executive Officers do not currently have any role in determining or recommending the form or amount of compensation paid to any of our executive officers.

Compensation Program Objectives and Philosophy

During 2007 and 2008, the Company underwent a significant transformation in its business model from a drug delivery service provider to a drug development company. This transformation continued in 2009 with the substantial advancement of the Company’s clinical development programs, preclinical pipeline development, and continued scientific innovation expanding our advanced polymer conjugate technology platform.  In 2009, the Company continued to execute on its mission to become a leading drug development company in the biopharmaceutical industry. In order to continue the growth and expansion of the Company’s business, we concluded that it was vital that we continue to attract and retain highly experienced and skilled senior leadership by offering competitive base compensation and benefits, significant performance-based incentives, and retention compensation. Our goal was to structure a substantial portion of executive compensation such that it would only have value if the senior leadership is successful in building significant incremental value for the Company and its stockholders.

Our current executive compensation programs are intended to achieve the following four fundamental goals and objectives: (1) to emphasize sustained performance by aligning significant elements of executive compensation with our stockholders’ interests, (2) to attract and retain an experienced, highly qualified and motivated executive management team to lead our business, (3) to provide appropriate economic rewards for achieving high levels of Company performance and individual contribution, and (4) to ensure we are paying competitively, taking into account the experience, skills and performance of the executive officers required to build and maintain the organization necessary to support the Company’s mission to be a leading drug development company.

When structuring our current executive compensation programs to achieve our goals and objectives, we are guided by the following basic philosophies:

•	Alignment with Stockholders’ Interests. Our compensation model should be designed to align the economic interests of our executives with those of our stockholders.

•
Pay for Performance. A pay for performance model that will deliver compensation significantly above our industry median for exceptional performance both for performance-based incentive compensation and potential equity value is an effective way both to attract and retain highly qualified and motivated executives.

•
Total Rewards Program. The total compensation program must balance pay for performance elements with static non-performance based elements in order to create a total rewards program that is competitive.

•
Flexible Approach. The level of compensation provided to executives must take into account each executive’s role, experience, tenure, performance and expected contribution to the future success of the Company.

•	Focus on Achievement of Identified Business Goals. The compensation program should be structured so that executives are appropriately incentivized to achieve our short- and long-term goals.

We believe that each element of our executive compensation program helps us to achieve one or more of our compensation goals and objectives. For example, we believe that performance-based short-term cash incentive opportunities in combination with equity incentive awards that are earned over time and increase in value as the Company becomes more valuable is the best way to align our executives’ interests with those of our stockholders. Providing base salaries, occasional discretionary bonus opportunities and certain severance protections helps us ensure that we are providing a competitive compensation package that will permit us to attract and retain qualified, experienced and highly skilled executives.  We believe that we have created a total compensation program that combines short- and long-term components, cash and equity, and fixed and contingent payments, in proportions that are appropriate to achieve each of our fundamental goals and objectives, as described above. We also believe that the structure of our compensation program provides appropriate incentives to reward our executives for achieving our long-term goals and objectives, some of the most important of which are building and advancing a robust drug candidate pipeline, entering into new collaboration partnerships and executing on our current collaborations, increasing the skill level and efficiency of our organization and improving our financial performance.

Design and Elements of Our Compensation Program

As we describe in more detail below, the material elements of our current executive compensation programs for Named Executive Officers consist primarily of the following:

1.	Base Salary. Each Named Executive Officer earned an annual base salary during 2009.

2.
Short-Term Incentive Compensation and Discretionary Bonuses. Each Named Executive Officer was eligible to earn an incentive cash compensation payment based on a combination of the Company’s achievement of corporate performance objectives and their individual performance. In addition, Dr. Masuoka earned a discretionary bonus during 2009 based upon her performance in connection with the successful completion of a worldwide license agreement with AstraZeneca for NKTR-118 and NKTR-119 in September 2009.

3.
Long-Term Incentive Compensation. Each Named Executive Officer was awarded stock option grants during 2009. In addition to the annual stock option grants based upon individual performance, Messrs. Labrucherie, Nicholson and Chowrira and Dr. Masuoka each received one or more additional stock option grants for the specific reasons described below.

4.
Severance and Change of Control Benefits. Each Named Executive Officer who remains one of our employees is offered severance benefits for certain actual or constructive terminations of employment, as well as enhanced severance benefits for certain actual or constructive terminations of employment occurring in connection with a change of control transaction.

While we review peer group company data regarding the mix of current and long-term incentive compensation and between cash and non-cash compensation, we have not adopted any formal policies or guidelines for allocations among these various compensation elements. However, consistent with our philosophy of paying for performance, we believe that a greater component of overall cash compensation for the Named Executive Officers relative to other employees should be performance-based.

Assessment of Risk

As with other companies that utilize pay-for-performance based compensation elements, our focus on a pay-for-performance compensation model inherently presents certain risks as our executive officers and employees strive to achieve high levels of performance to build and expand the Company’s business.  However, we recognize the need to strike a balance between pay-for-performance and calculated business risk taking, and believe that our executive compensation program should not encourage inappropriate or excessive risk-taking.  Several design features of the Company’s executive compensation program that reduce the likelihood of excessive risk-taking include the following:

•	The compensation plan design provides a mix of base salary, short-term incentive compensation opportunity and equity compensation earned over multiple year periods.

•
The determination of the corporate performance rating under the annual bonus plan is based on the board of director’s assessment of the Company’s achievement of a diversified mix of development, research, organizational and financial objectives.

•	The achievement of any single annual corporate objective does not have a disproportionate impact on the aggregate annual bonus achievement.

•	Each employee’s annual cash bonus is determined by a combination of the corporate performance rating and a subjective determination of individual performance.

•	The maximum payout levels for annual incentive bonuses are capped at 200% of each employee’s annual target bonus.

•	All employees other than the Chief Executive Officer participate in the same annual cash bonus plan, and the Chief Executive Officer participates in a similar plan.

Based on a review of our executive compensation program, we have concluded that it does not encourage inappropriate or excessive risk-taking.

Benchmarking of Compensation: Peer Companies

One important factor in our compensation decisions is information regarding compensation practices of similar public companies. We regularly review our peer group companies in response to the fast moving nature of the biotechnology industry, including merger and acquisition activity, changes in product pipeline and business stage.  In determining the appropriate peer companies, we consider the following factors: business model, business stage and complexity, product similarity, status of the drug candidate pipeline, manufacturing activity, technology platform, product focus and company size based on the number of employees, revenue and market capitalization. We reviewed the peer companies and established a new peer group in December 2008.  This information was used in the deliberations when determining the structure and amounts of total compensation for the Named Executive Officers as part of our annual compensation review in February 2009. The peer group companies included:

Alkermes, Inc. Cubist Pharmaceutical Inc. CV Therapeutics Inc. Human Genome Sciences Inc. Incyte Corporation Medarex, Inc.	Onyx Pharmaceuticals Inc. OSI Pharmaceuticals Inc. PDL BioPharma, Inc. United Therapeutics Corp. Zymogenetics Inc.

The above selection of peer group companies was substantially similar to our peer group used for 2008 compensation decisions, and was reviewed by the board of directors prior to approval. We concluded that we would review the appropriateness of this selection of peer group companies in 2009. The organization and compensation committee continued to monitor the appropriateness of the peer group in 2009, utilizing data provided by FW Cook, including revenue, net income, employees, market capitalization and annualized stockholder return. The committee also considered management’s recommendation based upon company stage, status of the drug candidate pipeline, manufacturing activity, complexity, platform, product focus, revenue and market capitalization. Review of this data and discussion of the peer group appropriateness took place in June, September and December of 2009.  We concluded certain companies should be removed for varying reasons:  CV Therapeutics Inc., as a result of its acquisition by Gilead Sciences, Inc. in April 2009, PDL BioPharma, Inc., as a result of its change in its business model that no longer made it an appropriate comparator, and Medarex, Inc., as result of its acquisition by Bristol-Meyers Squibb in September 2009.  We also determined that we would add certain companies to the peer group including Abraxis Bioscience Inc., Affymetrix Inc., Biomarin Pharmaceutical Inc., Exelixis Inc. and Isis Pharmaceuticals, Inc.  The updated peer group of companies used in the deliberations when determining the structure and amounts of total compensation for the Named Executive Officers as part of our annual compensation review in January 2010 included:

Abraxis Bioscience, Inc. Affymetrix, Inc. Alkermes, Inc. BioMarin Pharmaceutical Inc. Cubist Pharmaceutical Inc. Exelixis, Inc. Human Genome Sciences Inc.	Incyte Corporation Isis Pharmaceuticals, Inc. Onyx Pharmaceuticals Inc. OSI Pharmaceuticals Inc. United Therapeutics Corp. Zymogenetics Inc.

We realize that benchmarking our executive compensation programs against compensation earned at peer group companies may not always be appropriate as a standalone tool for setting compensation due to the unique aspects of our business and the need to attract and retain particular expert managers with unique experience, skills and other individual circumstances. However, we generally believe that reviewing and analyzing this information is an important component of our executive compensation decision-making process.

Current Executive Compensation Program Elements

Base Salary

Base salary is an important element of compensation for the Named Executive Officers because it provides the executives with a specified minimum level of cash compensation. Base salaries for those Named Executive Officers who were employed in February 2009 were reviewed by us at that time and were generally increased from between 0% to 9%. In addition, Dr. Masuoka’s base salary was reviewed in June 2009 when she was promoted from Vice President, Clinical Development to Vice President & Chief Medical Officer, and again in December 2009 when she was promoted from Vice President & Chief Medical Officer to Senior Vice President & Chief Medical Officer.  As a result of these promotions, Dr. Masuoka’s base salary increased a total of 21% from her base salary in effect at the end of 2008. When determining the amount of each such Named Executive Officer’s base salary increase, we considered peer group company data, Radford executive survey data covering companies in the life sciences industry, individual performance and/or promotions, level and scope of responsibility, experience and internal pay equity. In 2009, we believe that we both recruited and retained superior executive talent to continue to build an organization capable of executing on the Company’s mission to become a leading drug development company. Consistent with the objective of attracting and retaining highly qualified and motivated executives, we targeted the base salary for the Named Executive Officers between approximately the 50th and 75th percentile, with individual variations determined based upon the executive’s experience, past performance, responsibilities and expected contribution to the Company. The base salary earned by each Named Executive Officer during 2009 is reported below in the Summary Compensation Table.  The higher salary amount for Mr. Chowrira reported in the Summary Compensation Table for 2009 primarily reflects the fact that Mr. Chowrira commenced employment with us in May of 2008, and as a result his 2008 base salary does not reflect a full year of employment.

Short-Term Incentive Compensation and Discretionary Bonuses

Incentive Compensation Policy. In 2009 we approved an updated version of the Incentive Compensation Policy for all employees and all executive officers other than the President and Chief Executive Officer, who is subject to his own separate annual performance-based bonus compensation arrangement with a combination of corporate and personal objectives established and evaluated by the board of directors. However, because the annual corporate goals established under the Incentive Compensation Policy function as the primary corporate performance objectives for the President and Chief Executive Officer, and because the bonus compensation arrangement for the President and Chief Executive Officer is otherwise structured to be similar to the Incentive Compensation Policy, we discuss our President and Chief Executive Officer’s bonus arrangement as part of the Incentive Compensation Policy discussion. Consistent with our compensation philosophy of paying for performance and maintaining a flexible approach, we adopted the Incentive Compensation Policy to provide Named Executive Officers with an incentive to contribute to the achievement of corporate objectives and goals while at the same time encouraging and rewarding excellent individual performance and recognizing differences in performance between individual executives.

Plan Design. The design of the Incentive Compensation Policy is to have a number of annual corporate goals with defined achievement criteria and relative weighting. The corporate goals are established so that if we achieve all of the stated goals, the overall corporate performance rating should be approximately 100%.  Each corporate goal is established so that attainment of the objective is not assured and significant performance above the base-level plan is required to achieve the highest corporate performance rating. Following the conclusion of the annual performance period, the level of achievement for each corporate goal is assessed. Each corporate goal may be met, exceeded or not satisfied. In addition, in assessing corporate performance, the board of directors also has the discretion to factor in other significant corporate events that occurred during the performance period. After taking account the Company’s level of attainment of each corporate goal and other appropriate corporate performance factors, the board of directors sets the corporate performance rating, which may range from 0% to 200%. The design of the Incentive Compensation Policy is to set the total available bonus pool based on the corporate performance rating multiplied by the aggregate target bonus of all eligible participants. After the total available bonus pool is determined, then each eligible employee’s bonus is set based on a subjective determination of individual performance, provided that the aggregate of all individual bonuses is less than or equal to the total available bonus pool.  The rationale is to ensure that the cost of bonuses ultimately reflects the Company’s overall performance and is not inflated by the sum of individual performance ratings.

After the corporate performance rating is established by the board of directors, each Named Executive Officer’s (other than our President and Chief Executive Officer’s) individual performance is reviewed by the organization and compensation committee in consultation with the President and Chief Executive Officer in order to determine the appropriate annual performance percentage rating to be assigned to him or her for the performance period. The President and Chief Executive Officer’s individual performance is reviewed by the board of directors for purposes of assessing his annual bonus compensation.  Each Named Executive Officer’s actual annual performance-based incentive compensation payment is based on a combination of the Company’s corporate performance rating and his or her individual performance. The Incentive Compensation Policy does not provide for a specific allocation or weighting of each Named Executive Officer’s actual bonus amount between the Company’s corporate performance rating and individual performance (e.g., a Named Executive Officer could earn his or her full target bonus if his or her individual performance percentage is greater than 100%, even if the Company fails to achieve a corporate performance rating of 100%).  The actual annual performance bonus compensation award for each Named Executive Officer is determined by us in our sole discretion, and the maximum payout for each Named Executive Officer, including Mr. Robin, could be up to 200% of his or her target annual performance-based compensation target.

Target Annual Incentives for 2009. The Named Executive Officers were each assigned a target annual incentive for 2009 ranging from 50% to 75% of base salary. Consistent with our base salary philosophy, target bonuses for the Named Executive Officers are set between approximately the 50th and 75th percentile of the peer group companies. In February 2009, the board of directors determined to increase Mr. Robin’s target annual incentive percentage of base salary from 65% to 75% in order to align Mr. Robin’s at risk cash compensation with that of the chief executive officers of our peer group companies.  Dr. Masuoka’s target annual incentive was reviewed in June 2009 when she was promoted from Vice President, Clinical Development to Vice President & Chief Medical Officer, and again in December 2009 when she was promoted from Vice President & Chief Medical Officer to Senior Vice President & Chief Medical Officer.  As a result of this review, we determined to increase Dr. Masuoka’s target annual incentive to 50% of her base salary as a result of her promotion to Senior Vice President & Chief Medical Officer in December 2009.  The table below shows the target annual performance-based incentive compensation assigned by us to each Named Executive Officer for 2009 both as a dollar amount and as a percentage of base salary.

Name	Target Annual Incentive for Entire 2009 Year ($)	Target Annual Incentive for Entire 2009 (% of Base Salary)
Howard W. Robin	551,250	75%
John Nicholson	230,500	50%
Bharatt M. Chowrira	296,400	60%
Gil M. Labrucherie	207,500	50%
Dr. Lorianne K. Masuoka	200,000	50%

Company Performance Objectives. The 2009 corporate objectives and relative weightings assigned to each objective were as follows:

1.	Clinical development objective related to a proprietary drug candidate development program (10%).

2.	Clinical development objective related to a proprietary drug candidate development program (15%).

3.	Clinical development objective related to a proprietary drug candidate development program (15%).

4.	Clinical development objective related to a proprietary drug candidate development program (20%).

5.	Research objective related to an advanced polymer conjugate pipeline development program (5%).

6.	Research objective related to an advanced polymer conjugate pipeline development program (5%).

7.	Research objective related to an advanced polymer conjugate pipeline development program (5%).

8.	An objective related to building the company’s intellectual property estate (5%).

9.	An organizational development objective (5%).

10.	Financial objective related to end of year cash balance (15%). The target end of year cash balance was $275 million.

These performance objectives served as the corporate performance objectives under the Incentive Compensation Policy and were the same objectives to be used as part of the assessment process for Mr. Robin’s performance-based incentive compensation opportunity for 2009. The aggregate weighting of the 2009 corporate objectives was set at 100%.  However, the maximum potential corporate performance rating is limited to 200% in any case.

Research and development goals comprised 75% of the corporate performance objectives for 2009.  This weighing of objectives is a reflection of our long-term focus as a drug development company with the goal of building a broad, robust and deep pipeline of proprietary drug candidates.  We believe this mix of corporate goals was not only an appropriate measure of achievement in 2009, but at the same time represents objectives important to building the long-term foundation of our business.

Actual Annual Incentives Earned for 2009.

The Company’s achievement of the 2009 corporate objectives was tallied by the Company’s executive committee and reviewed and assessed by the board of directors. Based on this review and assessment of the Company’s achievement of the 2009 corporate objectives and consideration of certain objectives where achievement substantially exceeded the predetermined standard for success and factoring in other significant accomplishments of the Company in 2009 including the successful collaboration partnership with AstraZeneca for NKTR-118/119, the board of directors determined that the corporate performance rating under the Incentive Compensation Policy would be set at 140% for 2009. Following this determination, each Named Executive Officer’s (other than Mr. Robin’s) 2009 bonus award was determined by the organization and compensation committee in consultation with Mr. Robin taking into account a combination of the corporate performance rating and a subjective assessment of his or her individual performance. The board of directors awarded Mr. Robin a 2009 bonus award at 181% of his target bonus taking into account a combination of the corporate performance rating and a subjective assessment of his individual performance. While the Named Executive Officers’ received a higher average bonus than the 140% corporate  performance rating based on their individual performance assessments, the aggregate bonus pay-out under the Incentive Compensation Policy did not exceed the total available bonus pool established by the 140% corporate performance rating for 2009. The following table lists the actual annual performance-based incentive compensation awarded to each Named Executive Officer as a percentage of his or her 2009 target.

Name	Actual Bonus as a Percentage of Target for Entire 2009 Year (%)
Howard W. Robin	181%
John Nicholson	175%
Bharatt M. Chowrira	140%
Gil M. Labrucherie	175%
Dr. Lorianne Masuoka	200%

Discretionary Bonuses Earned in 2009. Dr. Masuoka was awarded a discretionary bonus during 2009 that was not awarded under the Incentive Compensation Policy. We determined to pay Dr. Masuoka a discretionary bonus for her important contributions to the successful completion of a worldwide license agreement with AstraZeneca for NKTR-118 and NKTR-119.

The amounts of each Named Executive Officer’s actual incentive bonus, if any, and discretionary bonus, if any, earned for the 2009 fiscal year are reported in the Summary Compensation Table below.

Equity Awards

In accordance with our objective of aligning executive compensation with our stockholders’ interests, our current long-term incentive program for the Named Executive Officers consists solely of the award of equity compensation that is generally subject to a multi-year vesting schedule. We believe that equity compensation is an effective tool to align the interests of our Named Executive Officers—who have significant responsibility for driving our success—with the interests of our stockholders. We have historically awarded equity compensation in the form of stock options and, in certain circumstances, restricted stock unit awards (“RSUs”). During 2009, we determined that Named Executive Officers would be granted only stock options and that no “full value” RSUs would be granted. Stock options are our preferred form of long-term incentive compensation because stock options only have value if the shares of our common stock appreciate following the grant date thereby further aligning the interests of the Named Executive Officers with those of our stockholders.

Stock Options. The Named Executive Officers who were employed by us during the prior year received an annual equity award during the first portion of the calendar year in connection with the annual performance review process. We considered a number of factors when determining the size of each Named Executive Officer’s annual performance grant of stock options, with some of the most important factors being a subjective assessment of individual performance, peer group company comparisons for long-term compensation for similar executive positions, overall contribution to the Company, internal pay equity, executive officer retention, carried-interest ownership, the Black-Scholes valuation of the stock options, potential wealth creation analysis, the number of unvested stock options held by the executive officer and their exercise price(s), the total number of stock options to be awarded, and the effects on stockholder dilution. These annual performance grants become vested in substantially equal monthly installments over a four-year period, subject to the Named Executive Officer’s continued employment or service through each vesting date.

We also granted three additional stock option awards to Dr. Masuoka.  The first stock option award was made prior to her two promotions in recognition of her significant achievements during 2008, and to provide a retention incentive.  The other two stock option awards were made in connection with her promotions from Vice President, Clinical Development to Vice President & Chief Medical Officer on June 1, 2009, and again on December 1, 2009 when she was promoted from Vice President & Chief Medical Officer to Senior Vice President & Chief Medical Officer.  We determined the amount of each of Dr. Masuoka’s additional option grants by considering many of the same factors described above.

In addition, Messrs. Labrucherie, Nicholson and Chowrira received a discretionary stock option grant based upon their performance in connection with the successful completion of a worldwide license agreement with AstraZeneca for NKTR-118 and NKTR-119. The primary factor that we considered when determining the size of these option grants was the Black-Scholes valuation of the stock option awards.  Unlike other stock option grants, these stock options become vested in substantially equal monthly installments over a one year period.  We determined to use a shorter vesting period because the purpose of these grants was to reward Messrs. Labrucherie, Nicholson and Chowrira for their contribution to the successful completion of the AstraZeneca transaction.

Messrs. Labrucherie and Nicholson additionally received a discretionary stock option grant as a result of our review of the internal equity among senior executives.  As a result of this review, we determined that their equity position should be adjusted upward.  These stock options will vest over a four year period with 25% of the option grants vesting on the one year anniversary of the grant date and the remainder of the shares vesting on a monthly pro rata basis over the following three years.

The grant date for equity awards is typically the date of approval by the organization and compensation committee or the board of directors, as the case may be, or the date an executive officer commences employment for new hire grants. To streamline the administration of our equity plans, the organization and compensation committee or board of directors, as applicable, will generally approve equity awards to newly hired executives at the time their other compensation arrangements are approved, but provide that the grant date will be the date that they actually begin employment. This approach also permits us to match the grant date with the service period of the option recipient. We do not have any programs, plans or practices with respect to the timing of stock option grants in coordination with the release of material nonpublic information with the intent to provide value to option recipients. Accordingly, we do not time the release of material nonpublic information for the purpose of affecting the value of equity or other compensation granted to our executive officers. We believe that the grant of equity awards should be made in the normal course of business aligning the interests of the stock option recipients with those of the stockholders rather than seeking to provide an immediate benefit to option recipients through the timing of stock option grants.

The number of shares of common stock subject to stock options granted to each Named Executive Officer during 2009 and the grant-date fair value of these equity awards is presented in the Grants of Plan Based Awards table below. A description of the material terms of the 2009 stock option awards is presented in the narrative section following that table.

Severance and Change of Control Benefits

 If the employment of Messrs. Robin, Nicholson, Chowrira, Labrucherie or Dr. Masuoka is terminated by us without cause or by the executive for a designated good reason outside of the context of a change of control transaction, they would be entitled to severance benefits. Messrs. Robin, Labrucherie Nicholson, Chowrira and Dr. Masuoka each have letter agreements that provide for severance benefits.  These severance benefits include a cash severance payment based on the executive’s then current base salary and the amount of his or her target annual incentive bonus, payment of COBRA premiums for one year, and an additional twelve or eighteen month period to exercise vested options.  In order to attract and retain these Named Executive Officers in a competitive environment for highly skilled senior executive talent in the biotechnology and pharmaceutical industry and to provide an incentive to provide a broad release of claims in favor of the company, we determined it was necessary to offer each of them severance benefits in the case of a termination without cause or constructive termination outside the context of a change of control transaction. Many of our peer companies provide severance benefits for similar types of terminations of employment, and we believe that it is important for us to offer these severance benefits in order to continue to provide a competitive total compensation program. These Named Executive Officers would also be entitled to certain termination benefits upon a termination of employment because of death or disability.

We also have a Change of Control Severance Benefit Plan (the “CIC Plan”) that would provide Messrs. Robin, Nicholson, Chowrira, Labrucherie and Dr. Masuoka with certain severance benefits if their employment is terminated in connection with a change of control. The CIC Plan was originally established in 2006. The CIC Plan was amended in 2008 for purposes of complying with the requirements of Section 409A of the U.S. Internal Revenue Code, and although certain other conforming changes were also made at this time, none of the amendments increased the severance benefits available under the CIC Plan. Severance benefits under the CIC Plan are structured on a “double-trigger” basis, meaning that the executive must experience a termination without cause or resign for a specifically defined good reason in connection with the change of control in order for severance benefits to become due under the CIC Plan. Like the severance benefits under the letter agreements, we believe that these change of control severance benefits are an important element of a competitive total compensation program. Additionally, we believe that providing change of control benefits should eliminate, or at least reduce, the reluctance of our Named Executive Officers and other key employees covered by the CIC Plan to diligently consider and pursue potential change of control opportunities that may be in the best interests of our stockholders. At the same time, by providing change of control benefits only upon the occurrence of an additional triggering event occurring in connection with the change of control transaction resulting in a job loss, we believe that this CIC Plan helps preserve the value of our key personnel for any potential acquiring company.

Severance benefits under the CIC Plan are generally similar to the severance benefits under the letter agreements, however Mr. Robin’s cash payments and COBRA period would be increased, and all executives would be entitled to full equity vesting, a “gross up” payment for any excise taxes imposed under Section 4999 of the Internal Revenue Code once a 10% cutback threshold is exceeded and outplacement benefits. We determined that the Chief Executive Officer’s cash severance payments should be increased to an amount equivalent to annual base salary and target bonus compensation for two years in connection with a change of control because of his role in the Company and the likelihood that a change of control would result in his termination of employment.  The excise tax gross-up is intended to make the Named Executive Officers whole for any adverse tax consequences to which they may become subject under Section 4999 of the Internal Revenue Code and to avoid unintended differences in net severance based on individual factors like the date of hire and past option exercise decisions, which preserves the level of change of control severance protections that we have determined to be appropriate.  At the time the CIC Plan was established, we believed this excise tax gross-up protection was a reasonable part of a competitive total compensation package and generally consistent with industry practice at the time.

The Potential Payments Upon Termination or Change of Control section below describes and quantifies the severance and other benefits potentially payable to the Named Executive Officers.

Other Benefits

We believe that establishing competitive benefit packages for employees is an important factor in attracting and retaining highly-qualified personnel, including the Named Executive Officers. The Named Executive Officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability insurance, employee stock purchase plan and the 401(k) plan, in each case generally on the same basis as other employees. We do not offer a tax-qualified defined-benefit pension plan or any non-qualified defined benefit retirement plans.

Perquisites

We do not believe that perquisites constitute a material element of our total compensation program for the Named Executive Officers. A substantial portion of the perquisites provided to Named Executive Officers during 2009 included life insurance premiums paid by us. The perquisites and other personal benefits provided to the Named Executive Officers during 2009 are reported in footnote 4 to the Summary Compensation Table below.

Section 162(m) Policy

Section 162(m) of the U.S. Internal Revenue Code limits our deduction for federal income tax purposes to $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of Section 162(m). While we consider the compensation limits of Section 162(m) when designing our executive compensation programs, we have from time to time granted compensation that may not be deductible under the Section 162(m) limits in situations where we have determined the compensation to be appropriate to satisfy our compensation and other objectives. We intend to continue to evaluate the effects of the compensation limits of Section 162(m) and to grant compensation awards in the future in a manner consistent with the best interests of our stockholders.

Compensation Committee Report

The material in this report is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as otherwise expressly stated in such filing.

The organization and compensation committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on its review and discussions with management, the committee recommended to our board of directors that the Compensation Discussion and Analysis be included in our annual report on Form 10-K for the fiscal year ended December 31, 2009 and in our 2010 proxy statement. This report is provided by the following independent directors, who currently comprise the committee:

Christopher A. Kuebler — Chairman
R. Scott Greer
Joseph J. Krivulka
Lutz Lingnau

Summary Compensation Table

The following table shows, for the fiscal year ended December 31, 2009, compensation awarded to or earned by our Chief Executive Officer, our Chief Financial Officer and our other three most highly compensated executive officers who were serving as executive officers on December 31, 2009 (the “Named Executive Officers”). To the extent any Named Executive Officers were also named executive officers for the fiscal years ended December 31, 2008 or December 31, 2007, compensation information for our 2008 and 2007 fiscal years is also presented for such executives.

		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(2)	($)(3)	($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Howard W. Robin	2009	730,417			1,257,743	1,000,000	14,973	3,003,133
President and Chief Executive Officer	2008	680,000			1,192,880	618,800	14,586	2,506,266
	2007	654,243			7,305,130	601,800	4,083	8,565,256

John Nicholson	2009	459,594			921,667	403,500	51,198	1,835,959
Senior Vice President, Finance and	2008	442,531			253,487	388,610	108,600	1,193,228
Chief Financial Officer	2007	104,641		73,400	1,176,610	82,300	31,185	1,468,136

Bharatt M. Chowrira	2009	492,417			414,187	415,000	5,550	1,327,154
Senior Vice President and Chief Operating Officer (5)	2008	295,076	80,485		1,053,200	427,500	4,386	1,860,647

Gil M. Labrucherie	2009	412,242			1,006,247	363,500	13,063	1,795,052
Senior Vice President and General Counsel	2008	380,098	100,000		208,754	381,900	9,409	1,080,161

Dr. Lorianne K. Masuoka	2009	365,483	100,000		1,794,363	400,000	6,596	2,739,630
Senior Vice President & Chief Medical Officer

(1)
Amounts reported for 2009 represent a discretionary bonus paid to Dr. Masuoka that was not paid pursuant to our Incentive Compensation Policy. Dr. Masuoka’s discretionary bonus was awarded as a result of her activities related to the successful partnership transaction of NKTR-118/119 with AstraZeneca International.

(2)
Amounts reported represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 (formerly SFAS No. 123R), which excludes the effects of estimated forfeitures. For a complete description of the assumptions made in determining the valuation, please refer to (i) Note 14 (Stock-Based Compensation) to our audited financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2009 and (ii) similar footnotes to our audited financial statements in our annual reports on Form 10-K for prior years when the awards were granted.  In accordance with recent changes in SEC rules, the award values reported for 2008 and 2007, as well as the total compensation amounts reported for each such year, have been recalculated to reflect the aggregate grant date fair values of the equity awards granted during those years. As required under SEC rules then in effect, the corresponding amounts previously reported  had reflected the aggregate dollar amount recognized for equity awards granted to each executive for financial statement purposes for the applicable year (regardless of the year in which the award was granted).

(3)
Amounts reported for 2009 represent amounts earned under the Incentive Compensation Policy or, for Mr. Robin, under his amended and restated offer letter effective as of December 1, 2008. Amounts reported for 2008 and 2007 represent amounts earned under the predecessor Incentive Compensation Policies.

(4)
Amounts reported in 2009 for the Named Executive Officers generally include life insurance premiums paid by us and matching contributions under our 401(k) plan. In addition to these benefits, certain Named Executive Officers received other compensation in 2009 having a value in excess of $10,000 or that are otherwise required to be individually identified. Mr. Robin’s life insurance premiums were $13,488. During 2009, Mr. Nicholson received reimbursements for his temporary housing having a total value of $35,869 (including tax gross ups related solely to temporary housing benefits). Additionally, Mr. Nicholson’s life insurance premiums were $10,845.

(5)	Amounts reported reflect the amounts earned by Dr. Chowrira during 2008 following his commencement of employment on May 19, 2008.

Description of Base Salary and Bonus Amounts

Base Salaries. Each of the Named Executive Officers previously entered into our standard form employment agreement and an offer letter, which offer letters were amended and restated, in the case of Messrs. Robin, Nicholson and Chowrira, as of December 1, 2008, in order to ensure compliance with Section 409A of the Internal Revenue Code. The form of employment agreement provides for protective covenants with respect to confidential information, intellectual property and assignment of inventions and also sets forth other standard terms and conditions of employment. The offer letters generally establish each Named Executive Officer’s minimum base salary and target annual short-term compensation amounts, as well as other additional terms and conditions of the executive’s employment. For example, Mr. Robin’s offer letter provides for an initial base salary of $680,000 per year. Mr. Robin’s base salary may be increased by us from time to time in the discretion of the board of directors, but may not be decreased below the initial amount specified in his offer letter. The offer letters entered into with the other Named Executive Officers work similarly, in that each specify an initial base salary that may be increased in our discretion, but which may not be decreased. As discussed in more detail in the Compensation Discussion and Analysis, we review each Named Executive Officer’s base salary on at least an annual basis to determine whether any increase in base salary is warranted. In making our determination, we consider the factors discussed above under the caption “Compensation Discussion and Analysis—Current Executive Compensation Program Elements—Base Salary.” Each Named Executive Officer’s base salary paid in our 2009 fiscal year was the amount reported for the officer in the Summary Compensation Table above.

Bonuses. As described in more detail under the caption “Compensation Discussion and Analysis—Current Executive Compensation Program Elements—Short-Term Incentive Compensation and Discretionary Bonuses,” Dr. Masuoka was awarded and paid a discretionary cash bonus during 2009 of $100,000 as a result of her activities related to the successful partnership transaction of NKTR-118/119 with AstraZeneca International.

The amount of Messrs. Robin’s, Nicholson’s, Chowrira’s, Labrucherie’s and Dr. Masuoka’s 2009 base salaries plus bonuses and non-equity incentive plan compensation represented 58%, 47%, 68%, 43% and 28% of their respective total compensation amounts reported in the Summary Compensation Table.

GRANTS OF PLAN BASED AWARDS IN 2009

The following table shows, for the fiscal year ended December 31, 2009, certain information regarding grants of plan-based awards to the Named Executive Officers.
						All Other
						Stock	All Other
						Awards:	Option		Grant Date
						Number	Awards:	Exercise or	Fair Value
			Estimated Possible Payouts			of Shares	Number of	Base Price	of Stock
		Date of	Under Non-Equity			of Stock	Securities	of Option	and Option
		Board or	Incentive Plan Awards (3) (4)			or Units	Underlying	Awards	Awards
Name	Grant Date	Committee	Threshold ($)	Target ($)	Maximum ($)	(#)	Options (#)	($/sh)(5)	($)(6)
(a)	(b) (1)	Approval(2)	(c)	(d)	(e)	(i)	(j)	(k)	(l)
Howard W. Robin Annual Incentive Award			0	551,250	1,102,500
Stock Options	2/23/2009						525,000	4.65	1,257,743

John Nicholson Annual Incentive Award			0	230,500	461,000
Stock Options	2/23/2009						120,000	4.65	287,484
Stock Options	6/10/2009						150,000	6.34	507,480
Stock Options	11/18/2009	11/15/2009					25,000	9.24	126,703

Bharatt M. Chowrira Annual Incentive Award			0	296,400	592,800
Stock Options	2/23/2009						120,000	4.65	287,484
Stock Options	11/18/2009	11/15/2009					25,000	9.24	126,703

Gil M. Labrucherie Annual Incentive Award			0	207,500	415,000
Stock Options	2/23/2009						120,000	4.65	287,484
Stock Options	6/10/2009						175,000	6.34	592,060
Stock Options	11/18/2009	11/15/2009					25,000	9.24	126,703

Dr. Lorianne K. Masuoka Annual Incentive Award			0	200,000	400,000
Stock Options	2/23/2009						40,000	4.65	96,324
Stock Options	2/23/2009						60,000	4.65	143,742
Stock Options	6/10/2009						180,000	3.97	304,380
Stock Options	6/10/2009						60,000	4.65	104,805
Stock Options	6/10/2009						40,000	4.65	76,222
Stock Options	6/16/2009						100,000	5.91	315,370
Stock Options	11/23/2009						160,000	8.76	753,520

(1)
On June 10, 2009, we entered into a letter agreement with Dr. Masuoka in connection with her promotion to Vice President and Chief Medical Officer that provides her with certain severance benefits upon a termination of her employment not in connection with a change of control transaction either by us without cause or by her for a designated good reason. Severance benefits include the ability to exercise then vested stock options for up to 12 months following termination of employment. Because this letter agreement extends the post-termination exercise period by 9 months applicable to previously granted options, the incremental fair value attributable to the extension under SFAS No. 123R is shown above for each prior grant.  None of the grants reported above with a June 10, 2009, grant date is a new award, and no outstanding awards were repriced.

(2)
The date of organization and compensation committee approval preceded the actual grant date for the options granted to Messrs. Nicholson, Labrucherie and Chowrira in connection with the successful completion of a worldwide license agreement with AstraZeneca for NKTR-118 and NKTR-119.

The grant for Dr. Masuoka in connection with her promotion from Vice President, Clinical Development to Vice President and Chief Medical Officer did not require approval by the organization and compensation committee, but was awarded by the option grant subcommittee under the authority delegated by the organization and compensation committee within the equity award guidelines approved by the organization and compensation committee.

(3)
Amounts reported represent the potential short-term incentive compensation amounts payable for our 2009 fiscal year under our Incentive Compensation Policy (or for Mr. Robin, the potential amounts payable under his amended offer letter agreement). The amounts reported represent each Named Executive Officer’s target and maximum possible payments for the entire 2009 calendar year. Because actual payments to the Named Executive Officers were within the range of 0% to 200% of their target bonuses, no threshold payment amount has been established for the Named Executive Officers.

The actual short-term incentive bonus amount (if any) earned by each Named Executive Officer for 2009 is reported in Column (g) (Non-Equity Incentive Plan Compensation) of the Summary Compensation Table above.

(4)
Discretionary bonus amounts paid to Dr. Masuoka during 2009 were not paid pursuant to our Incentive Compensation Policy and are reported as bonus amounts in Column (d) of the Summary Compensation Table above.

(5)
The exercise price of the stock option awards granted during 2009 is equal to the closing price of our common stock on the date of grant as reported by the NASDAQ Global Market. No option grants were re-priced during 2009.

(6)
Refer to Note 14 (Stock-Based Compensation) to our audited financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2009 for the relevant assumptions used to determine the valuation of our stock option awards granted during 2009.

Description of Plan-Based Awards

Stock Options. Each stock option granted to the Named Executive Officers during 2009 may be exercised to purchase one share of our common stock at an exercise price equal to the closing price of the underlying common stock on the grant date. During 2009, Named Executive Officers were granted only non-qualified stock options. Each Named Executive Officer’s stock option award has an ordinary term of eight years and is subject to a vesting schedule that requires the executive’s continued employment or service. Stock option awards granted to Named Executive Officers in February as part of annual performance grants generally vest and become exercisable monthly in substantially equal installments over a four-year period. Other stock option awards made during 2009 in connection with an executive’s promotion, recognition or retention also generally vest and become exercisable over a four-year period, however the first 25% of the award “cliff vests” on the first anniversary of the grant date and the remaining portion of the award vests in substantially equal monthly installments over the following three years.  The discretionary stock options awards made during 2009 to Messrs. Labrucherie, Nicholson and Chowrira, in connection with the successful completion of a worldwide license agreement with AstraZeneca, vest and become exercisable monthly in equal installments over a one-year periods.

All or a portion of each Named Executive Officer’s stock option award may also become vested and exercisable upon or in connection with a change of control or certain corporate transactions with respect to us, upon certain terminations of the Named Executive Officer’s employment without cause or for a good reason resignation in connection with a change of control and in connection with certain terminations of employment that are not in connection with a change of control. Please see the “Potential Payments Upon Termination or Change of Control” section below for a description of the vesting that may occur in such circumstances.

Any stock options that are unvested upon a Named Executive Officer’s termination of continuous employment or services will be forfeited without any value. In accordance with the Named Executive Officers’ offer letter agreements, any stock options that are vested upon a Named Executive Officer’s termination of continuous employment or services by us without cause or by the executive for a good reason resignation (as defined in the CIC Plan) will generally remain outstanding and exercisable for 12 months following termination (18 months for Messrs. Robin and Chowrira). This exercise period is also 12 months if the termination of employment or services is because of disability and is 18 months if the termination is because of death. We also have the discretion to extend the applicable exercise period in connection with other terminations of employment. Any vested options that are not exercised within the applicable post-termination of employment exercise window will terminate.

Each Named Executive Officer’s stock option award was granted under, and is subject to the terms of, the 2000 Equity Incentive Plan. The plan is administered by the organization and compensation committee, and this committee has the ability to interpret and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding stock options to reflect certain corporate transactions and making provision to ensure that participants satisfy any required withholding taxes.  Dr. Masuoka’s pre-promotion February stock option award was granted under, and is subject to the terms of, the 2000 Non-Officer Equity Incentive Plan, as this grant was made prior to her becoming an officer.  Like the 2000 Equity Incentive Plan, the Non-Officer Equity Incentive Plan is administered by the organization and compensation committee, and this committee has the ability to interpret and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding stock options to reflect certain corporate transactions and making provision to ensure that participants satisfy any required withholding taxes.

The Named Executive Officers are not entitled to any dividend equivalent rights on their stock option awards, and stock option awards are generally only transferable to a beneficiary of a Named Executive Officer upon his or her death.

The company has no policy requiring Named Executive Officers to hold equity awards beyond their vesting date.

Short-Term Incentive Compensation. All of the Named Executive Officers were eligible to earn a short-term incentive compensation payment under the Incentive Compensation Policy or, for Mr. Robin, under an amended offer letter agreement. Please see “Compensation Discussion and Analysis—Current Executive Compensation Program Elements—Short-Term Incentive Compensation and Discretionary Bonuses” for a description of the material terms of the Incentive Compensation Policy and Mr. Robin’s related variable compensation arrangement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2009

The following table includes certain information with respect to the value of all unexercised options and stock awards previously awarded to the Named Executive Officers as of December 31, 2009.

	Number of Securities	Number of Securities				Number of		Market Value of Shares or
	Underlying	Underlying				Shares or Units		Units of Stock
	Unexercised	Unexercised		Option	Option	of Stock That		That Have
	Options (#)	Options (#)		Exercise	Expiration	Have Not		Not Vested
Name	Exercisable(1)	Unexercisable		Price ($)	Date (2)	Vested (#)		($)(3)
(a)	(b)	(c)		(e)	(f)	(g)		(h)
Howard W. Robin	13,774	20,661	(4)	14.52	1/15/2015
	336,226	229,339	(4)	14.52	1/15/2015
	350,000	350,000	(5)	6.98	12/20/2015
	183,333	216,667	(6)	6.46	2/24/2016
	109,375	415,625	(6)	4.65	2/22/2017

John Nicholson	22,546	22,546	(5)	8.87	10/1/2015
	85,787	69,121	(5)	8.87	10/1/2015
	50,000	50,000	(5)	6.98	12/20/2015
						5,000	(7)	46,600
	38,958	46,042	(6)	6.46	2/24/2016
	25,000	95,000	(6)	4.65	2/22/2017
	0	150,000	(5)	6.34	6/9/2017
	2,083	22,917	(9)	9.24	11/17/2017

Bharatt M. Chowrira	197,916	302,084	(5)	4.37	5/20/2016
	25,000	95,000	(6)	4.65	2/22/2017
	2,083	22,917	(9)	9.24	11/17/2017

Gil M. Labrucherie	25,000	5,000	(4)	15.01	10/23/2013
	6,806	3,094	(6)	11.38	3/15/2015
						1,089	(8)	10,149
	7,000	3,500	(6)	13.02	4/1/2015
	100,000	100,000	(5)	6.98	12/20/2015
	32,083	37,917	(6)	6.46	2/24/2016
	25,000	95,000	(6)	4.65	2/22/2017
	0	175,000	(5)	6.34	6/9/2017
	2,083	22,917	(9)	9.24	11/17/2017

Dr. Lorianne K. Masuoka	60,000	120,000	(5)	3.97	8/28/2016
	0	40,000	(5)	4.65	2/22/2017
	12,500	47,500	(6)	4.65	2/22/2017
	0	100,000	(5)	5.91	6/15/2017
	3,333	156,667	(6)	8.76	11/22/2017

(1)	All exercisable options are currently vested.
(2)
For all Named Executive Officers, the expiration date shown is the normal expiration date occurring on the eighth anniversary of the grant date, and the latest date that options may be exercised. Options may terminate earlier in certain circumstances, such as in connection with a Named Executive Officer’s termination of employment or in connection with certain corporate transactions, including a change of control.

(3)	Restricted stock unit value is calculated based on the December 31, 2009, closing price of our common stock of $9.32.
(4)
Options vest over a five year period, with the first 20% of the options vesting one year from the date of grant and the remaining portion of the options vesting pro-rata on a monthly basis over the following four years.

(5)
Options vest over a four year period, with the first 25% of the options vesting one year from the date of grant and the remaining portion of the options vesting pro-rata on a monthly basis over the following three years.

(6)	Options vest pro-rata on a monthly basis over a period of four years from the date of grant.
(7)	Shares subject to this restricted stock unit vest on an annual basis over a period of four years from the date of grant.
(8)	Shares subject to this restricted stock unit vest on an annual basis over a period of three years from the date of grant.
(9)	Options vest pro-rata on a monthly basis over a twelve month period.

OPTION EXERCISES AND STOCK VESTED IN 2009

The following table includes certain information with respect to the exercise of stock options by the Named Executive Officers during the fiscal year ended December 31, 2009, and on the vesting during our 2009 fiscal year of stock awards held by the Named Executive Officers.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)
Howard W. Robin	—	—	—	—
John Nicholson	—	—	—	—
Bharatt M. Chowrira	—	—	—	—
Gil M. Labrucherie	—	—	1,089	6,055
Dr. Lorianne K. Masuoka	—	—	—	—

(1)
The dollar amounts shown for restricted stock unit awards in Column (e) above are determined by multiplying (i) the number of restricted stock units becoming vested by (ii) the per-share closing price of our common stock on the release date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following section describes the benefits that may become payable to the Named Executive Officers employed by us on the date of this proxy statement in connection with their termination of employment with us or in connection with a change of control.

All of the severance and other benefits described in this section will be paid or provided by us. For purposes of this section, we have assumed that (i) the price per share of our common stock is equal to the closing price per share on December 31, 2009, and (ii) the value of any stock options or restricted stock units that may be accelerated is equal to the full value of such awards (i.e., the full “spread” value for stock options and the full closing price per share on the applicable date for restricted stock unit awards). Please see “Compensation Discussion and Analysis—Severance and Change of Control Benefits” for a discussion of how the payments and benefits presented below were determined.

Severance Benefits—No Change of Control

Each of Messrs. Robin, Nicholson, Chowrira, Labrucherie and Dr. Masuoka are employed pursuant to letter agreements and our standard form executive employment agreement, and these agreements include provisions for severance benefits upon certain terminations of employment that are not related to a change of control. Upon a termination of employment by us without cause or by the executive for a good reason resignation (as defined in the CIC Plan and described below), Messrs. Robin, Nicholson, Chowrira, Labrucherie and Dr. Masuoka would each be entitled to the following severance benefits: (i) a cash severance payment equal to his or her total annual cash compensation target (including base salary and the target value of his or her annual incentive bonus, as such bonus target may be adjusted downward to take into account our performance through the fiscal quarter preceding termination), (ii) the exercise period for the vested and unexercised portion of all stock options held by him or her shall be extended for up to 12 months (18 months for Messrs. Robin and Chowrira) following termination and (iii) we shall pay all applicable COBRA payments for the executive for up to one year following the termination date. In order to receive the severance benefits described above, each executive must first execute an effective waiver and release of claims in favor of us. Each executive’s cash severance payment will ordinarily be paid in a lump-sum within 60 days following the executive’s separation from service, although payment will be delayed to the extent required to comply with Section 409A of the Internal Revenue Code.

If Messrs. Robin, Nicholson, Chowrira, Labrucherie or Dr. Masuoka terminate employment with us as a result of their death they would be entitled to receive the following benefits: (i) the estate would receive accrued but unpaid base salary, (ii) all of their outstanding unvested stock options will become vested upon their death and (iii) the exercise period for all stock options held by him or her shall be extended for up to 18 months following termination pursuant to the terms of the Company’s equity compensation plans. In addition, pursuant to offer letter agreements, Messrs. Robin, Nicholson, and Chowrira would be entitled to a pro-rata portion of their target annual incentive bonus for the year in which their death occurred.

If Messrs. Robin, Nicholson, Chowrira, Labrucherie or Dr. Masuoka terminate employment with us as a result of their disability they would be entitled to receive the following benefits: (i) they would receive accrued but unpaid base salary, and (ii) the exercise period for all stock options held by him or her shall be extended for up to twelve months following termination pursuant to the terms of the Company’s equity compensation plans. In addition, pursuant to their offer letter agreements, Messrs. Robin, Nicholson, and Chowrira would be entitled to receive (i) a pro-rata portion of their target annual incentive bonus for the year of termination, and (ii) 50% of all of their outstanding unvested stock options will become vested upon their disability.

Pursuant to our standard form employment agreement, following a termination of employment, each of Messrs. Robin, Nicholson, Chowrira, Labrucherie and Dr. Masuoka will be subject to an indefinite restriction on the disclosure of our confidential information and a one-year non-solicitation restriction covering our customers and employees, as well as certain other restrictions.

The following table lists the estimated amounts that would become payable to each of Messrs. Robin, Nicholson, Chowrira, Labrucherie and Dr. Masuoka under the circumstances described above, assuming that the applicable triggering event occurred on December 31, 2009.

	Estimated
	Value of Total	Estimated	Estimated
	Annual	Value of	Value of	Estimated
	Target	COBRA	Vesting	Value of Pro-	Estimated
Executive &	Compensation	Benefits	Acceleration	Rata Bonus	Total
Triggering Event	($)	($) (1)	($)	($)	($)
Howard W. Robin
Without Cause or Good Reason	1,286,250	7,820	0	0	1,294,070
Disability	N/A	N/A	1,689,818	551,250	2,241,068
Death	N/A	N/A	3,379,636	551,250	3,930,886

John Nicholson
Without Cause or Good Reason	691,500	29,291	0	0	720,791
Disability	N/A	N/A	591,207	230,500	821,707
Death	N/A	N/A	1,182,414	230,500	1,412,914

Bharatt M. Chowrira
Without Cause or Good Reason	790,400	23,980	0	0	814,380
Disability	N/A	N/A	970,400	296,400	1,266,800
Death	N/A	N/A	1,940,799	296,400	2,237,199

Gil M. Labrucherie
Without Cause or Good Reason	622,500	23,980	0	0	646,480
Disability	N/A	N/A	N/A	N/A	N/A
Death	N/A	N/A	1,309,426	N/A	1,309,426

Dr. Lorianne K. Masuoka
Without Cause or Good Reason	600,000	15,008	0	0	615,008
Disability	N/A	N/A	N/A	N/A	N/A
Death	N/A	N/A	1,479,359	N/A	1,479,359

(1)	The value of COBRA benefits are based upon 2009 actual rates.

Severance Benefits—Change of Control

Each of Messrs. Robin, Nicholson, Chowrira, Labrucherie and Dr. Masuoka are covered under the CIC Plan. The CIC Plan provides for certain severance benefits to these executives and our other employees upon certain terminations of employment occurring in conjunction with a change of control of us.

If a change of control of the Company occurs, each of Messrs. Robin, Nicholson, Chowrira, Labrucherie and Dr. Masuoka will be entitled to severance benefits under the CIC Plan if the executive’s employment is terminated by us or a successor company without cause or by the executive for a good reason resignation, in each case within a period generally beginning on the date the agreement providing for a change of control is executed and ending twelve months following the change of control. Severance benefits under the CIC Plan include: (i) a cash severance payment equal to twelve months of base salary (twenty-four months for Mr. Robin) and the target value of the executive’s annual incentive bonus, (ii) we shall pay the same portion of the executive’s COBRA premiums as we pay for active employees’ group health coverage for up to twelve months (twenty-four months for Mr. Robin) following termination, (iii) provision of up to $5,000 for outplacement services received within twelve months following termination, (iv) accelerated vesting of all outstanding stock options, restricted stock units and other outstanding equity awards and (v) a “gross up” payment to compensate the executive for any excise taxes imposed under Section 4999 of the Internal Revenue Code, but only to the extent the excise taxes cannot be avoided by reducing the severance benefits by an amount not exceeding 10% such that the executive receives a greater-after tax amount as a result of the “cut-back” in benefits. In order to receive the severance benefits described above, each executive must first execute an effective waiver and release of claims in favor of us pursuant to a separation and release agreement. Each executive’s cash severance payment will ordinarily be paid in a lump-sum within 60 days following the executive’s separation from service, although payment will be delayed to the extent required to comply with Section 409A of the Internal Revenue Code.

For the purposes of the CIC Plan, a good reason resignation means a resignation upon the occurrence of one or more of the following events: (i) assignment of any authority, duties or responsibilities that results in a material diminution in the executive’s authority, duties or responsibilities as in effect immediately prior to the change of control, (ii) assignment to a work location more than 50 miles from the executive’s immediately previous work location, unless such reassignment of work location decreases the executive’s commuting distance from his or her residence to the executive’s assigned work location, (iii) a material diminution in the executive’s monthly base salary as in effect on the date of the change of control or as increased thereafter, (iv) notice to the executive by us or the successor company during the 12-month period following the change of control that the executive’s employment will be terminated under circumstances that would trigger severance benefits under the CIC Plan but for the designation of a date for termination that is greater than 12 months following the change of control and (v) for Mr. Robin, if he does not serve in his same position in the successor company or is not appointed to the board of directors of the successor company. In order for a good reason resignation to occur, the executive must first give us timely written notice of the grounds for good reason resignation, and we must have failed to cure such condition after a period of 30 days.

Pursuant to the CIC Plan, the separation and release agreement that each of Messrs. Robin, Nicholson, Chowrira, Labrucherie and Dr. Masuoka will be required to execute will also require each executive to agree to continue to be subject to the restrictions on the disclosure of our confidential information in his or her employment agreement, to non-solicitation restrictions and to certain other restrictions.

Had a change of control occurred during the 2009 fiscal year and had the employment of Messrs. Robin, Nicholson, Chowrira, Labrucherie and Dr. Masuoka terminated on December 31, 2009 under the circumstances described above, each would have been entitled to receive the estimated benefits set forth in the table below.

Name (1)	Estimated Value of Cash Compensation ($)	Estimated Value of Vesting Acceleration ($)(1)	Estimated Value of COBRA and Outplacement Benefits ($)(2)	Estimated Value of Excise Tax Gross-Up ($)	Estimated Total ($)

Howard W. Robin	2,572,500	3,379,636	20,640	0	5,972,776
John Nicholson	691,500	1,182,414	34,291	0	1,908,205
Bharatt M. Chowrira	790,400	1,940,799	28,980	0	2,760,179
Gil M. Labrucherie	622,500	1,309,426	28,980	0	1,960,906
Lorianne Masuoka	600,000	1,479,359	20,008	0	2,099,367

(1)  Pursuant to the terms of the Company’s equity compensation plans, these Named Executive Officers would also have been entitled to this same full equity acceleration (i) if a corporate transaction (as defined in the applicable plan) occurred and the surviving or acquiring corporation refused to assume outstanding equity awards or substitute similar replacement awards for outstanding equity awards or (ii) upon the acquisition by any person of beneficial ownership of 50% or more of the combined voting power in the Company in a transaction that is not a corporate transaction as defined in the applicable plan.

(2)  This amount includes estimated COBRA premiums based upon 2009 actual rates and up to $5,000 for outplacement services.

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm Fees and Services

The following table represents aggregate fees billed to us for fiscal years ended December 31, 2009 and December 31, 2008 by Ernst & Young LLP, our independent registered public accounting firm.

	Fiscal Year Ended
	2009	2008

Audit Fees	$1,053,074	1,433,845

The audit committee approved all fees described above.

Pre-Approval Policies and Procedures

The audit committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The policy generally requires pre-approval for specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.

Prior to Ernst & Young LLP rendering services other than audit services, the audit committee would review and approve such non-audit services only if such services were compatible with maintaining Ernst & Young’s status as an independent registered public accounting firm.

Report of the Audit Committee of the Board of Directors

The material in this report is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act or the Exchange Act, except as otherwise expressly stated in such filing.

The audit committee is currently comprised of four non-employee directors, Susan Wang, who chairs the committee, and Joseph J. Krivulka, Roy A. Whitfield and Dennis L. Winger. Our board of directors has determined that Ms. Wang and Messrs. Krivulka, Whitfield and Winger meet the independence requirements set forth in Rule 10A-3(b)(1) under the Exchange Act and in the applicable NASDAQ rules. In addition, the board of directors has determined that Ms. Wang qualifies as an audit committee financial expert as defined by SEC rules. The audit committee has the responsibility and authority described in the Nektar Therapeutics Audit Committee Charter, which has been approved by the board of directors. A copy of the Audit Committee Charter is available on our website at www.nektar.com.

The audit committee is responsible for assessing the information provided by management and our registered public accounting firm in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal controls and reports to the audit committee on any deficiencies found. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing the annual financial statements and for reviewing the unaudited interim financial statements.

In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed the audited financial statements in the annual report on Form 10-K for the year ended December 31, 2009 with both management and our registered public accounting firm. The audit committee’s review included a discussion of the quality and integrity of the accounting principles, the reasonableness of significant estimates and judgments and the clarity of disclosures in the financial statements.

The audit committee reviewed with our registered public accounting firm the overall scope and plan of the audit. In addition, it met with our registered public accounting firm, with and without management present, to discuss the results of our registered public accounting firm’s examination, the evaluation of our system of internal controls, the overall quality of our financial reporting and such other matters as are required to be discussed under generally accepted accounting standards in the United States. The audit committee has also received from, and discussed with, our registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication with those Charged with Governance (the successor to Statement on Auditing Standards No. 61).

The audit committee has discussed with Ernst & Young LLP that firm’s independence from management and our company, including the matters in the written disclosures and the letter regarding independence from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board. The audit committee has also considered the compatibility of audit related and tax services with the auditors’ independence. Based on its evaluation, the audit committee has selected Ernst & Young LLP as our registered public accounting firm for the fiscal year ending December 31, 2010.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors approved, the inclusion of the audited financial statements and management’s assessment of the effectiveness of our internal controls over financial reporting in the annual report on Form 10-K for the year ended December 31, 2009 filed with the SEC.

Audit Committee

Susan Wang—Chairwoman
Joseph J. Krivulka
Roy A. Whitfield
Dennis L. Winger

OTHER MATTERS

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

ADDITIONAL INFORMATION

Our website address is http://www.nektar.com. The information in, or that can be accessed through, our website is not deemed to be incorporated by reference into this proxy statement. Our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports are available, free of charge, on or through our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding our filings at www.sec.gov. In addition, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC is available without charge upon written request to: Secretary, Nektar Therapeutics, 201 Industrial Road, San Carlos, California 94070.

By Order of the Board of Directors

Gil M. Labrucherie
Senior Vice President, General Counsel and
Secretary

May 20, 2010

Annex A

Nektar Therapeutics
Employee Stock Purchase Plan

Adopted by the Board of Directors February 10, 1994
Approved by  Stockholders February 18, 1994
Amended and Restated May 10, 2002
Approved by  Stockholders June 25, 2002
Amended and Restated September 15, 2009

1.	Purpose.

(a)          The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of the Common Stock of the Company.

(b)          The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

(c)          The Company intends that the Purchase Rights be considered options issued under an Employee Stock Purchase Plan.

2.	Definitions.

(a)          “Board” means the Board of Directors of the Company.

(b)         “Code” means the Internal Revenue Code of 1986, as amended.

(c)         “Committee” means a committee appointed by the Board in accordance with Section 3(c) of the Plan.

(d)         “Common Stock” means the common stock of the Company.

(e)         “Company” means Inhale Therapeutic Systems, Inc., a Delaware corporation.

(f)          “Contributions” means the payroll deductions, and other additional payments specifically provided for in the Offering, that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account, if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount through payroll deductions withheld during the Offering.

(g)         “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)           a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company;

(ii)           a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

Annex A-1

(iii)           a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)           a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(h)         “Director” means a member of the Board.

(i)          “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(j)          “Employee” means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation.  Neither service as a Director nor payment of a director’s fee shall be sufficient to make an individual an Employee of the Company or a Related Corporation.

(k)         “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(l)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)        “Fair Market Value” means the value of a security, as determined in good faith by the Board.  If the security is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of the security, unless otherwise determined by the Board, shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the relevant security of the Company) on the Trading Day of the relevant determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(n)         “Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

(o)         “Offering Date” means a date selected by the Board for an Offering to commence.

(p)         “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(q)         “Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

(r)         “Plan” means this Inhale Therapeutic Systems, Inc. Employee Stock Purchase Plan, as amended and restated May 10, 2002.

(s)         “Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(t)         “Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date.  An Offering may consist of one or more Purchase Periods.

Annex A-2

(u)           “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(v)           “Related Corporation” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(w)           “Securities Act” means the Securities Act of 1933, as amended.

(x)           “Trading Day” means any day the exchange(s) or market(s) on which shares of Common Stock are listed, whether it be any established stock exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or otherwise, is open for trading.

3.	Administration.

(a)          The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).  Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b)          The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)           To determine when and how Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

(ii)          To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.

(iii)        To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for the administration of the Plan.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv)         To amend the Plan as provided in Section 15.

(v)          Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(c)          The Board may delegate administration of the Plan to a Committee of the Board composed of two (2) or more members of the Board.  If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.  If administration is delegated to a Committee, references to the Board in this Plan and in the Offering document shall thereafter be deemed to be to the Board or the Committee, as the case may be.

4.	Shares of Common Stock Subject to the Plan.

Subject to the provisions of Section 14 relating to adjustments upon changes in securities, the shares of Common Stock that may be sold pursuant to Purchase Rights shall not exceed in the aggregate eight hundred thousand (800,000) shares of Common Stock.  If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

Annex A-3

5.	Grant of Purchase Rights; Offering.

(a)          The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board.  Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights shall have the same rights and privileges.  The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan.  The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive.

(b)          If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder:  (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.

6.	Eligibility.

(a)          Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 3(b), to Employees of a Related Corporation.  Except as provided in Section 6(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years.  In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year.

(b)          The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering.  Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i)           the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii)          the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii)        the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

(c)          No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation.  For purposes of this Section 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

Annex A-4

(d)          As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e)          Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan.  Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7.	Purchase Rights; Purchase Price.

(a)          On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%), of such Employee’s Earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

(b)          The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(c)          In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering.  In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering.  In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any given Purchase Date under the Offering.  If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

(d)          The purchase price of shares of Common Stock acquired pursuant to Purchase Rights shall be not less than the lesser of:

(i)           an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii)         an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

Annex A-5

8.	Participation; Withdrawal; Termination.

(a)           A Participant may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form shall authorize an amount of Contributions expressed as a percentage of the submitting Participant’s Earnings (as defined in each Offering) during the Offering (not to exceed the maximum percentage specified by the Board). Each Participant’s Contributions shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions after the beginning of the Offering.  To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions.

(b)           During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide.  Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering.  Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant’s Purchase Right in that Offering shall thereupon terminate.  A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in subsequent Offerings.

(c)           Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering.

(d)           Purchase Rights shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 13 and, during a Participant’s lifetime, shall be exercisable only by such Participant.

(e)           Unless otherwise specified in an Offering, the Company shall have no obligation to pay interest on Contributions.

9.	Exercise.

(a)           On each Purchase Date during an Offering, each Participant’s accumulated Contributions shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering.  No fractional shares shall be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.

(b)           If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 8(b), or is not eligible to participate in such Offering, as provided in Section 6, in which case such amount shall be distributed to such Participant after the final Purchase Date, without interest.  If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of the Offering, then such remaining amount shall be distributed in full to such Participant at the end of the Offering.

Annex A-6

(c)           No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan.  If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date.  If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock) shall be distributed to the Participants.

10.	Covenants of the Company.

The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights.  If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of shares of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares of Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

11.	Use of Proceeds from Shares of Common Stock.

Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights shall constitute general funds of the Company.

12.	Rights as a stockholder.

A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

13.	Designation of Beneficiary.

(a)           A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash.  In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering.

(b)           The Participant may change such designation of beneficiary at any time by written notice to the Company.  In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

Annex A-7

14.	Adjustments upon Changes in Securities; Corporate Transactions.

(a)           If any change is made in the shares of Common Stock, subject to the Plan, or subject to any Purchase Right, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the type(s), class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to Section 4(a), and the outstanding Purchase Rights shall be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such outstanding Purchase Rights.  The Board shall make such adjustments, and its determination shall be final, binding and conclusive.  (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b)           In the event of a Corporate Transaction, then: (i) any surviving or acquiring corporation may continue or assume Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not continue or assume such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then, the Participants’ accumulated Contributions shall be used to purchase shares of Common Stock within ten (10) business days prior to the Corporate Transaction under the ongoing Offering, and the Participants’ Purchase Rights under the ongoing Offering shall terminate immediately after such purchase.

15.	Amendment of the Plan.

(a)           The Board at any time, and from time to time, may amend the Plan.  However, except as provided in Section 14 relating to adjustments upon changes in securities and except as to amendments solely to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Related Corporation, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code or other applicable laws or regulations.

(b)           It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Purchase Rights into compliance therewith.

(c)           The rights and obligations under any Purchase Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan except: (i) with the consent of the person to whom such Purchase Rights were granted, or (ii) as necessary to comply with any laws or governmental regulations (including, without limitation, the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans).

16.	Termination or Suspension of the Plan.

(a)           The Board in its discretion may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan.  No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)           Any benefits, privileges, entitlements and obligations under any Purchase Rights while the Plan is in effect shall not be impaired by suspension or termination of the Plan except (i) as expressly provided in the Plan or with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws,  regulations, or listing requirements, or (iii) as necessary to ensure that the Plan and/or Purchase Rights comply with the requirements of Section 423 of the Code.

Annex A-8

17.	Effective Date of Plan.

The Plan shall become effective as determined by the Board, but no Purchase Rights shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

18.	Miscellaneous Provisions.

(a)           The Plan and Offering do not constitute an employment contract.  Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant’s employment or  be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(b)           The provisions of the Plan shall be governed by the laws of the State of California without resort to that state’s conflicts of laws rules.

Annex A-9